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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Cendant Corporation
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March     , 2004

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cendant Corporation (the "Company"), which will be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York 10017, on April 20, 2004 at 3:00 p.m., New York time. We look forward to greeting as many of our stockholders as possible.

        This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

        Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the Additional Information section of the Proxy Statement to obtain a ticket.

        If you are unable to attend the Annual Meeting in person, you may listen to the proceedings through the Internet. To listen to the live webcast, please log on at www.cendant.com and select "News Releases and Webcasts" in the "Investor Center" section of the website. The webcast will begin at 3:00 p.m., New York time, and will remain on the Company's website for one year. The webcast will permit stockholders to listen to the Annual Meeting but will not provide for the ability to vote or present any stockholder proposals.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by telephone, electronically via the Internet or by marking your votes on the enclosed proxy card. If you vote on the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

        On behalf of the Board of Directors and the employees of Cendant Corporation, I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

Henry R. Silverman
Chairman of the Board,
President and Chief Executive Officer

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
APRIL 20, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cendant Corporation (the "Company") will be held on April 20, 2004 at 3:00 p.m., New York time, at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York 10017 (the "Meeting"), to consider and vote upon the following matters:

  1.
  To elect five directors for a three-year term expiring in 2007 and until their successors are duly elected and qualified; provided that, if proposal No. 2 is adopted, to elect five directors for a one-year term and until their respective successors are duly elected and qualified;

  2.
  To consider and approve our proposal to amend the Company's amended and restated certificate of incorporation and by-laws to eliminate the provisions for the classification of the Company's Board of Directors and thereby provide that each person elected a Director at the Meeting and subsequent annual meetings of stockholders will be elected for a term of one year and until their respective successors are duly elected and qualified, all as more fully set forth in the accompanying Proxy Statement and Annexes B and C hereto;

  3.
  To ratify the appointment of Deloitte & Touche LLP as the auditors of the Company's financial statements for fiscal year 2004;

  4.
  To consider and vote upon two stockholder proposals; and

  5.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on February 23, 2004 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at One Campus Drive, Parsippany, New Jersey, the Company's principal place of business.

Dated: March , 2004	By Order of the Board of Directors

ERIC J. BOCK Secretary

CENDANT CORPORATION

9 West 57th Street
New York, New York 10019

PROXY STATEMENT

Annual Meeting of Stockholders to
be held on Tuesday, April 20, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cendant Corporation, a Delaware corporation (the "Company"), to be voted at the 2004 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about March     , 2004.

        Except as specifically indicated in the notice, the Board of Directors does not intend to bring any matter before the Meeting and is not aware of any matters which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        Voting Securities.    Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on February 23, 2004 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had outstanding                        shares of Common Stock held of record by                        stockholders.

        One-third of the outstanding shares of Common Stock entitled to vote at the Meeting must be present, in person or by proxy, to constitute a quorum at the Meeting. On all matters voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Common Stock vote together as a single class, with each record holder of Common Stock entitled to one vote per share. Stockholders of record who are present at the Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, will be included in the number of stockholders present at the Meeting for purposes of determining whether a quorum is present.

        Vote Required for Approval.    Directors shall be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote. Approval of the proposal relating to the declassification of the Board of Directors requires the affirmative vote of at least 80% of the voting power of all shares of the Company entitled to vote generally in an election of Directors. Approval of the proposal relating to the ratification of the appointment of auditors of the Company's financial statements and each of the stockholder proposals require the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against each proposal.

        Manner of Voting Proxies.    The shares of Common Stock may be represented by valid proxies received by telephone, via the Internet or by mail. If voting by mail, in order that your shares of Common Stock may be represented at the Meeting, you are requested to:

  •
  indicate your instructions on the proxy;

  •
  date and sign the proxy;

  •
  mail the proxy promptly in the enclosed envelope; and

  •
  allow sufficient time for the proxy to be received before the date of the Meeting.

        Alternatively, in lieu of returning signed proxy cards, the Company's stockholders of record can vote their shares by telephone or via the Internet. If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held in "street name" such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet. The deadline for voting by telephone or electronically through the Internet is 4:00 p.m., New York time, on the business day prior to the date of the Meeting. Except as provided below, a proxy may be revoked at any time prior to the voting at the Meeting by submitting a later dated proxy (including a proxy by telephone or electronically through the Internet), by giving timely written notice of such revocation to the Secretary of the Company or by attending the Meeting and voting in person. However, if you hold shares in "street name," you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record.

        Shares of Common Stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, by telephone or through the Internet), where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted "FOR" the election of all five nominees for the Board of Directors, "FOR" approval of the proposal to declassify the Board of Directors, "FOR" the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company's financial statements for the year ending December 31, 2004 and "AGAINST" the stockholder proposals.

        For participants in the Cendant Corporation Employee Savings Plan, the Avis Voluntary Investment Savings Plan, the Avis Voluntary Investment Savings Plan for Bargaining Hourly Employees and the Trilegiant Corporation Employee Savings Plan (collectively, the "Savings Plans"), with shares of Common Stock credited to their accounts, voting instructions for the trustees of the Savings Plans are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plans, the respective trustees will vote shares of Common Stock in accordance with instructions received from the participants to whose accounts such shares are credited. To the extent such instructions are not received prior to twelve o'clock noon, New York time, on April 16, 2004, the trustees of the Savings Plans will vote the shares with respect to which it has not received instructions proportionately in accordance with the shares for which it has received instructions. Instructions given with respect to shares in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after twelve o'clock noon, New York time, on April 16, 2004. Participants in the Savings Plans are not entitled to vote in person at the Meeting. If a participant in any of the Savings Plans has shares of Common Stock credited to his or her account and also owns other shares of Common Stock, he or she should receive separate proxy cards for shares credited to his or her account in the Savings Plans and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the Savings Plans.

        A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission ("SEC") for its latest fiscal year is available without charge to stockholders at the Company's website at www.cendant.com or upon written request to Cendant Corporation, 9 West 57th Street, 37th Floor, New York, New York 10019, Attention: Investor Relations. You can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote via the Internet or by telephone.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS

General

        The Board of Directors presently consists of fifteen members. The Board is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve for three years; provided that, if Proposal No. 2 is approved, Directors elected at the Meeting and each annual meeting thereafter will serve one-year terms. The name and age of each Director, his or her position with the Company and the year in which such Director's term expires is set forth below:

Name	Age	Position	Term Expires at the Annual Meeting Held in the Year
Henry R. Silverman	63	Chairman, Chief Executive Officer and President	2006
Myra J. Biblowit	55	Director	2004
James E. Buckman	59	Vice Chairman, General Counsel and Director	2006
Leonard S. Coleman	55	Presiding Director; Chairman of the Compensation Committee	2005
Martin L. Edelman	62	Director	2006
George Herrera	47	Director	2006
Stephen P. Holmes	47	Vice Chairman; Chairman and Chief Executive Officer, Hospitality Services Division and Director	2006
Cheryl D. Mills	39	Director	2005
The Right Honourable Brian Mulroney	64	Director	2004
Robert E. Nederlander	70	Director; Chairman of the Corporate Governance Committee	2005
Ronald L. Nelson	51	Chief Financial Officer and Director	2004
Robert W. Pittman	50	Director	2004
Pauline D.E. Richards	55	Director	2005
Sheli Z. Rosenberg	62	Director	2004
Robert F. Smith	71	Director; Chairman of the Audit Committee	2005

Biographical Information for Nominees and Continuing Directors

        At the Meeting, the stockholders will vote on the election of Messrs. Mulroney, Nelson, and Pittman and Mses. Biblowit and Rosenberg to serve as Directors for a three-year term ending at the 2007 annual meeting of stockholders and until their successors are duly elected and qualified; provided that, if Proposal No. 2 is approved, such nominees will serve a one-year term ending at the 2005 annual meeting of stockholders and until their respective successors are duly elected and qualified. Certain additional information regarding each of the foregoing nominees, and each other current member of the Board of Directors, as of February 15, 2004, is set forth below.

Mr. Silverman has been Chief Executive Officer and President and a
Director of the Company since December 1997 as well as Chairman of the Board of Directors and the Executive Committee since July 1998. Mr. Silverman was Chairman of the Board, Chairman of the Executive Committee and Chief Executive Officer of HFS Incorporated ("HFS") from May 1990 until December 1997.

Ms. Biblowit has been a Director since April 2000. Since April 2001,
Ms. Biblowit has been President of The Breast Cancer Research Foundation. From July 1997 until March 2001, she served as Vice Dean for External Affairs for the New York University School of Medicine and Senior Vice President of the Mount Sinai-NYU Health System. From June 1991 to June 1997, Ms. Biblowit was Senior Vice President and Executive Director of the Capital Campaign for the American Museum of Natural History.

Mr. Buckman has been a Vice Chairman since November 1998 and
General Counsel and a Director of the Company since December 1997. Mr. Buckman was a Senior Executive Vice President of the Company from December 1997 until November 1998. Mr. Buckman was the Senior Executive Vice President, General Counsel and Assistant Secretary of HFS from May 1997 to December 1997, a Director of HFS since June 1994 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997. Mr. Buckman also serves as a Director of PHH Corporation, a wholly owned subsidiary of the Company, which files reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

Mr. Coleman has been a Director since December 1997, Chairman of the
Compensation Committee since June 2000 and Presiding Director at executive sessions of the Board since February 2003. Mr. Coleman was a Director of HFS from April 1997 until December 1997. Mr. Coleman is presently a Senior Advisor to Major League Baseball. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman is a Director of the following corporations which file reports pursuant to the Exchange Act: Omnicom Group Inc., New Jersey Resources Corporation, H.J. Heinz Company, Aramark Corporation, Churchill Downs Inc. and Electronic Arts Inc.

Mr. Edelman has been a Director since December 1997 and was a
Director of HFS from November 1993 until December 1997. Mr. Edelman has been Of Counsel to Paul, Hastings, Janofsky & Walker, a New York City law firm, since June 2000. Mr. Edelman was a partner with Battle Fowler, which merged with Paul Hastings, Janofsky & Walker, from 1972 through 1993 and was Of Counsel to Battle Fowler from 1994 until June 2000. Mr. Edelman also serves as a Director of the following corporations which file reports pursuant to the Exchange Act: Capital Trust, Arcadia Realty Trust and Ashford Hospitality Trust, Inc. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Mr. Herrera has been a Director since January 2004. From August 1998 to January 2004, Mr. Herrera served as President and Chief Executive Officer of the United States Hispanic Chamber of Commerce. Mr. Herrera served as President of David J. Burgos & Associates, Inc. from December 1979 until July 1998.

Mr. Holmes has been a Vice Chairman and Director of the Company and
Chairman and Chief Executive Officer of the Hospitality Services Division of the Company since December 1997. Mr. Holmes was Vice Chairman of HFS from September 1996 until December 1997 and was a Director of HFS from June 1994 until December 1997. From July 1990 through September 1996, Mr. Holmes served as Executive Vice President, Treasurer and Chief Financial Officer of HFS. Mr. Holmes is a Director of PHH Corporation, a wholly owned subsidiary of the Company, which files reports pursuant to the Exchange Act.

Ms. Mills has been a Director since June 2000. Ms. Mills has been
Senior Vice President and Counselor for Operations and Administration for New York University since May 2002. From October 1999 to November 2001, Ms. Mills was Senior Vice President for Corporate Policy and Public Programming of Oxygen Media, Inc. From 1997 to 1999, Ms. Mills was Deputy Counsel to the former President of the United States, William J. Clinton. From 1993 to 1996, Ms. Mills also served as Associate Counsel to the President.

Mr. Mulroney has been a Director since December 1997 and served as a
Director of HFS from April 1997. Mr. Mulroney was Prime Minister of Canada from 1984 to 1993 and is currently Senior Partner in the Montreal-based law firm, Ogilvy Renault. He is a Director of the following corporations which file reports pursuant to the Exchange Act: America Online Latin America, Inc., Archer Daniels Midland Company Inc., Barrick Gold Corporation, Trizec Properties Inc., and Quebecor, Inc. (including its subsidiary, Quebecor World Inc.).

Mr. Nederlander has been a Director since December 1997 and
Chairman of the Corporate Governance Committee since October 2002. Mr. Nederlander was a Director of HFS from July 1995 to December 1997. Mr. Nederlander has been President and/or Director since November 1981 of the Nederlander Organization, Inc., owner and operator of legitimate theaters in the City of New York. Since December 1998, Mr. Nederlander has been a co-managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside the City of New York. Mr. Nederlander was Chairman of the Board of Riddell Sports, Inc. (now known as Varsity Brands, Inc.) from April 1988 to September 2003. He has been a limited partner and a Director of the New York Yankees since 1973. Mr. Nederlander has been President of Nederlander Television and Film Productions, Inc. since October 1985 and was Chairman of the Board and Chief Executive Officer of Mego Financial Corp. from January 1988 to January 2002. He is currently a Director of Allis-Chalmers Corp., which files reports pursuant to the Exchange Act.

Mr. Nelson has been a Director since April 2003 and Chief Financial
Officer since May 2003. From April 2003 to May 2003, Mr. Nelson was Senior Executive Vice President, Finance. From November 1994 until March 2003, Mr. Nelson was Co-Chief Operating Officer of DreamWorks SKG. Prior thereto, he was Executive Vice President, Chief Financial Officer and a Director at Paramount Communications, Inc., formerly Gulf+Western Industries, Inc. Mr. Nelson is a Director of PHH Corporation, a wholly owned subsidiary of the Company, which files reports pursuant to the Exchange Act.

Mr. Pittman has been a Director since December 1997 and a Director of
HFS from July 1994 until December 1997. Mr. Pittman is a member of and an investor in, respectively, Pilot Group Manager LLC and Pilot Group LP, a private investment partnership. From May 2002 to July 2002, Mr. Pittman served as Chief Operating Officer of AOL Time Warner, Inc. He also served as Co-Chief Operating Officer of AOL Time Warner prior to assuming these responsibilities. From February 1998 until January 2001, Mr. Pittman was President and Chief Operating Officer of America Online, Inc., a provider of internet online services. Mr. Pittman also serves as a Director of Electronic Arts Inc., which files reports pursuant to the Exchange Act.

Ms. Richards has been a Director since March 2003. Since November
2003, Ms. Richards has been Director of Development at the Saltus Grammar School, the largest private school in Bermuda. From January 2001 until March 2003, Ms. Richards served as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited in Bermuda, a trust company business. From January 1999 until December 2000, she was Treasurer of Gulfstream Financial Limited, a stock brokerage company. From January 1999 to June 1999, Ms. Richards served as a consultant to Aon Group of Companies, Bermuda, an insurance brokerage company, after serving in different positions from 1988 through 1998. These positions included Controller, Senior Vice President and Group Financial Controller and Chief Financial Officer.

Ms. Rosenberg has been a Director since April 2000. From January 2000 to September 2003, Ms. Rosenberg served as Vice Chairwoman of Equity Group Investments, Inc., a privately held investment company. From October 1994 to December 1999, Ms. Rosenberg was President and Chief Executive Officer of Equity Group Investments, Inc. Ms. Rosenberg serves as a Director of the following companies which file reports pursuant to the Exchange Act: CVS Corporation, Manufactured Home Communities, Inc., Equity Residential Properties Trust, Equity Office Property Trust and Ventas, Inc.

Mr. Smith has been a Director since December 1997 and Chairman of the Audit Committee since June 2000. Mr. Smith was a Director of HFS from February 1993 until December 1997. Since September 2003, Mr. Smith has served as the Chairman of the Board of American Remanufacturers Inc., a Chicago, Illinois automobile parts remanufacturer in which Mr. Smith has an equity interest. From February 1999 to September 2003, Mr. Smith served as Chief Executive Officer of Car Component Technologies, Inc., an automobile parts remanufacturer located in Bedford, New Hampshire. Mr. Smith is the retired Chairman and Chief Executive Officer of American Express Bank, Ltd. ("AEBL"). He joined AEBL's parent company, the American Express Company, in 1981 as Corporate Treasurer before moving to AEBL and serving as Vice Chairman and Co-Chief Operating Officer and then President prior to becoming Chief Executive Officer.

Functions and Meetings of the Board of Directors

  Statement on Corporate Governance

        Overview.    The Board of Directors has implemented numerous corporate governance enhancements in recent years to further strengthen the Board of Directors' capacity to oversee the Company and to serve the long-term interests of all stockholders. The Company's corporate governance guidelines, director independence criteria, committee charters, codes of conduct and other documents setting forth the Company's corporate governance practices can be accessed in the "Investor Center—Corporate Governance" section of the Company's website at www.cendant.com or by writing to the Company at Cendant Corporation, 9 West 57th Street, 37th Floor, New York, New York 10019, Attention: Investor Relations. In addition, the Board has reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the New York Stock Exchange's new governance listing standards regarding corporate governance policies and procedures and determined that the Company is in compliance with all such standards.

        Director Independence.    The Board has created a set of director independence criteria ("Director Independence Criteria") for evaluating the independence of each of the Directors, which are more stringent than the recently adopted New York Stock Exchange ("NYSE") governance standards. In February 2004, the Board undertook its annual review of Director independence pursuant to NYSE Rule 303A.02(a) and the Company's Director Independence Criteria. During this review, the Board reviewed whether any transactions or relationships exist currently or, during the past year existed, between each Director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. The Board also examined whether there were any transactions or relationships between each Director and members of the senior management of the Company or their affiliates. As a result of this review, the Board affirmatively determined that two-thirds of the Directors were independent under the standards set forth in the Company's Director Independence Criteria and by the NYSE standards. Messrs. Silverman, Buckman, Holmes and Nelson, who are employees of the Company, and Mr. Edelman, who is of counsel to a law firm that represents the Company from time to time, were not deemed independent. The full text of the Director Independence Criteria can be found in the "Investor Center—Corporate Governance" section of the Company's website at www.cendant.com. A copy may also be obtained upon request from the Company's Corporate Secretary at the address provided above.

        Presiding Director.    In February 2003, the Board of Directors created a new position of Presiding Director. The Presiding Director's primary responsibilities include presiding over periodic executive sessions of the non-management members of the Board of Directors, advising the Chairman of the Board and Committee chairs with respect to meeting agenda and information needs, providing advice with respect to the selection of Committee chairs and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-management members of the Board of Directors have designated Mr. Coleman to serve in this position until the Company's 2005 annual meeting of stockholders.

        Communicating with the Board of Directors.    Stockholders may send communications to the Company's Board of Directors by writing to the Board at Cendant Corporation, 9 West 57th Street, 37th Floor, New York, New York 10019. In addition, stockholders interested in communicating directly with the Presiding Director or with any other non-management Director may do so by writing to Cendant Corporation at the same address, Attention: Presiding Director c/o the Corporate Secretary or via e-mail at presidingdirector@cendant.com. The Presiding Director will review and distribute all stockholder communications he receives to the intended recipients and/or distribute to the full Board, as appropriate.

        Codes of Conduct.    The Board has adopted a code of conduct that applies to all officers and employees, including the Company's principal executive officer, principal financial officer and principal accounting officer. The Board has also adopted a code of business conduct and ethics for Directors. Both codes of conduct are available in the "Investor Center—Corporate Governance" section of the Company's website at www.cendant.com, or by writing the Company at Cendant Corporation, 9 West 57th Street, 37th Floor, New York, New York 10019, Attention: Investor Relations. The purpose of these codes of conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and Directors.

Board Meetings

        The Board of Directors held seven meetings during 2003. In 2003, all incumbent Directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served. Secretary Cohen resigned from the Board effective January 26, 2004 and was replaced by Mr. Herrera. Beginning in 2004, all Directors are required to attend each Board meeting, as well as each annual meeting of the Company's stockholders (subject to certain limited exceptions). In 2003, seven Directors attended the Company's annual meeting of stockholders.

Committees of the Board

  Audit Committee

        The Audit Committee is comprised of Mr. Smith (Chairman) and Mses. Mills, Richards and Rosenberg (the "Audit Committee"). Mses. Mills and Richards replaced Messrs. Coleman and Mulroney on the Audit Committee, effective as of February 5, 2003 and March 13, 2003, respectively. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as the audits of the financial statements of the Company. See "Report of Audit Committee" below. The Board has determined that all members of the Audit Committee are independent Directors under the rules of the NYSE and the Company's Director Independence Criteria and that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that Mr. Smith qualifies as an "Audit Committee financial expert" as defined by the rules of the SEC. A copy of the Audit Committee charter is attached to this Proxy Statement as Annex A and also can be found in the "Investor Center—Corporate Governance" section of the Company's website at www.cendant.com, or may be obtained by contacting the Company's Corporate Secretary. The Audit Committee held ten meetings in 2003.

  Compensation Committee

        The Compensation Committee is comprised of Messrs. Coleman (Chairman) and Smith and Ms. Biblowit (the "Compensation Committee"). The Board of Directors has determined that each member of the Compensation Committee is an independent Director under the rules of the NYSE and the Company's Director Independence Criteria. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of the Company's officers and employees. The text of the Compensation Committee charter can be found in the "Investor Center—Corporate Governance" section of the Company's website at www.cendant.com, or may be obtained by contacting the Company's Corporate Secretary. The Compensation Committee held nine meetings and acted by unanimous written consent on five occasions in 2003.

  Corporate Governance Committee

        The Corporate Governance Committee is comprised of Messrs. Nederlander (Chairman) and Mulroney and Mses. Mills and Rosenberg (the "Corporate Governance Committee"). The Board of Directors has determined that each member of the Corporate Governance Committee qualifies as an independent Director under the rules of the NYSE and the Company's Director Independence Criteria. The Corporate Governance Committee assumed the responsibilities of the Nominating Committee in February 2003. Its responsibilities include identifying and recommending to the Board appropriate Director nominee candidates and providing oversight with respect to corporate governance matters. The full text of the charter of the Corporate Governance Committee can be found in the "Investor Center—Corporate Governance" section of the Company's website at www.cendant.com. The Corporate Governance Committee held six meetings in 2003.

        Director Nomination Procedures.    The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least two-thirds of the Directors are independent under the rules of the NYSE and the Company's more stringent Director Independence Criteria, that members of the Company's Audit Committee meet the financial literacy requirements under the rules of the NYSE, and that at least one of them qualifies as an "Audit Committee financial expert" under the rules of the SEC. Nominees for Director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary of the Company, should include the following: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as Director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the By-laws of the Company and under the caption "Stockholder Proposals for 2005 Annual Meeting" below.

        The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance Committee by reviewing the candidates' biographical information and qualification and checking the candidates' references. Qualified nominees are interviewed by at least one member of the Corporate Governance Committee. Using the input from such interview and other information obtained by them, the Corporate Governance Committee evaluates whether such prospective candidate is qualified to serve as a Director and whether the committee should recommend to the Board that the Board nominate this prospective candidate or elect such candidate to fill a vacancy on the Board. Candidates recommended by the Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

        The Corporate Governance Committee expects that a similar process will be used to evaluate nominees for Director recommended by stockholders. However, to date, the Company has not received any stockholder proposal to nominate a Director.

  Policy Committee

        The Policy Committee is comprised of Messrs. Coleman (Chairman), Herrera and Edelman and Ms. Biblowit (the "Policy Committee"). The Policy Committee is responsible for reviewing, identifying and, when appropriate, bringing to the attention of the Board political, social and legal trends and issues that may have an impact on the business operations, financial performance or public image of the Company, as well as for making recommendations to the Board on corporate policies and practices that relate to public policy. The Policy Committee held three meetings in 2003.

  Executive Committee

        The Executive Committee is comprised of Messrs. Silverman (Chairman), Buckman, Nelson and Edelman (the "Executive Committee"). Mr. Nelson replaced Mr. Holmes on the Executive Committee effective as of October 15, 2003. The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to (a) alter, amend or repeal the By-Laws or any resolution or resolutions of the Board of Directors, (b) declare any dividend or make any other distribution to the stockholders of the Company, (c) appoint any member of the Executive Committee, or (d) take any other action which legally may be taken only by the full Board of Directors. The Chairman of the Board will serve as Chairman of the Executive Committee. The Executive Committee acted by unanimous written consent on 21 occasions in 2003.

  Director Compensation

        In 2003, the Corporate Governance Committee undertook a study of director compensation (the "Director Compensation Review") and adopted the following guidelines for director compensation: (i) compensation should fairly pay Directors for the work and time commitment required in a company the size and scope of the Company; (ii) compensation should align Director interests with the long-term interests of the Company's stockholders; and (iii) the structure of compensation should be simple, transparent and easy for stockholders to understand. The Corporate Governance Committee retained an independent compensation consultant to assist the committee in formulating a new compensation structure to satisfy the new guidelines and to provide a written report verifying the reasonableness of such new compensation structure. As a result of such undertaking, the Corporate Governance Committee recommended, and the Board approved, a modified Non-Employee Director compensation program effective January 1, 2004, which is described below.

        The following sets forth the compensation payments made to Non-Employee Directors in 2003, as well as the compensation payments to be made in 2004 following the Director Compensation Review (amounts shown as dollars unless otherwise indicated):

	2003 Compensation(1)		2004 Compensation(1)(2)
Annual Retainer(3)	90,000		160,000
Annual Equity Incentive Grant	5,000 shares	(4)	Eliminated	(4)
Board Meeting Attendance Fees:
Board Meeting Fee (per meeting)	1,000		Eliminated
Committee Meeting Fee (Chair/Member)	2,000/1,000	(5)	Eliminated
Action By Unanimous Written Consent	500		Eliminated
Audit Committee Chair	12,000	(6)	25,000
Audit Committee Member	6,000	(6)	15,000
Compensation Committee Chair	6,000	(7)	20,000
Compensation Committee Member	3,000		10,000
Corporate Governance Committee Chair	6,000	(7)	15,000
Corporate Governance Committee Member	3,000		8,000
Policy Committee Chair	6,000	(7)	10,000
Policy Committee Member	3,000		5,000
Other Committee Chair	6,000	(7)	Eliminated
Other Committee Member	3,000		Eliminated
Executive Committee Member	3,000		10,000
Presiding Director Stipend	No Fee Paid		20,000
Other Benefits	Life Insurance	(8)	Life Insurance	(8)

(1)
Members of the Board of Directors who are also officers or employees of the Company or any of its subsidiaries do not receive compensation for serving as a Director.

(2)
The Presiding Director Stipend and all committee membership stipends are to be paid 50% in cash and 50% in shares of Common Stock required to be deferred under the Deferral Plan. Directors may elect to receive more than 50% of such stipends in shares of deferred Common Stock.

(3)
The Annual Retainer (the "Retainer") is paid on a quarterly basis on or near the date of regularly scheduled quarterly Board meetings. For 2003 and 2004, $50,000 and $80,000, respectively, of the Retainer was/will be paid in the form of Common Stock required to be deferred under a deferred compensation plan maintained by the Company for the benefit of Non-Employee Directors (the "Deferral Plan"). For 2004, a Non-Employee Director may elect to receive the entire Retainer in the form of shares of Common Stock. The number of shares of Common Stock received pursuant to the Common Stock portion of the Retainer or any other compensation paid in the form of Common Stock equaled the value of the compensation being paid in the form of Common Stock, divided by the fair market value of the Common Stock as of the date of grant. All amounts deferred into the Deferral Plan are deferred in the form of deferred stock units. Each deferred stock unit entitles the Non-Employee Director to receive one share of Common Stock immediately following such Director's retirement or separation of service from the Board for any reason. The Non-Employee Directors may not sell or receive value from any deferred stock unit prior to such separation of service.

(4)
In 2003, the grant of 5,000 shares to each Non-Employee Director was required to be deferred under the Deferral Plan. Notwithstanding the elimination of the annual equity incentive grant in 2004, new Non-Employee Directors will receive a one-time grant of 5,000 shares of Common Stock, which will be required to be deferred under the Deferral Plan.

(5)
Prior to February 5, 2003, for Committee meetings occurring on the same day as Board meetings, Committee Chair was paid $1,000 and Committee Members were paid $500.

(6)
The Audit Committee chair and membership fees increased from $5,000 and $3,000 to $12,000 and $6,000, respectively, in February 2003.

(7)
The fees for chairing all other committees increased from $5,000 to $6,000 in February 2003.

(8)
The Company provides $100,000 of term life insurance coverage for each Non-Employee Director. In addition, the Company has purchased life insurance in the amount of $1 million on the life of each Director. Upon the death of such Director while still in office, the Company will donate an aggregate of $1 million to one or more charitable organizations that such Director served or supported.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The information set forth on the following table is furnished as of February 17, 2004 as to those shares of the Company's equity securities beneficially owned by (i) each of its Directors and each of its executive officers named in the Summary Compensation Table below, and (ii) all directors and executive officers as a group. There are currently no known beneficial owners of five percent (5%) or more of any class of the Company's voting securities.

Name	Total Amount Of Shares Beneficially Owned(1)	Percent Of Common Stock Owned(2)	Of The Total Number Of Shares Beneficially Owned, Shares Which May Be Acquired Within 60 Days(3)
Directors and Executive Officers(4):
Henry R. Silverman	41,618,806	4.04%	33,618,806
Myra J. Biblowit(5)	119,043	*	119,043
James E. Buckman	4,466,395	*	4,428,198
Leonard S. Coleman(6)	420,867	*	420,867
Martin L. Edelman(7)	363,666	*	360,666
George Herrera(8)	5,693	*	5,693
Stephen P. Holmes(9)	4,635,734	*	4,364,210
Cheryl D. Mills(10)	118,487	*	111,773
The Right Honourable Brian Mulroney(11)	420,625	*	411,841
Robert E. Nederlander(7)	420,666	*	420,666
Ronald L. Nelson	325,000	*	250,000
Robert W. Pittman(12)	914,027	*	914,027
Pauline D. E. Richards(13)	8,126	*	8,126
Sheli Z. Rosenberg(10)	131,289	*	100,107
Robert F. Smith(14)	596,781	*	420,781
Samuel L. Katz(15)	3,552,664	*	3,400,042
Kevin M. Sheehan	906,411	*	893,411
Richard A. Smith(16)	3,493,345	*	3,451,472

Executive Officers and Directors as a Group (21 persons):	66,543,238	6.46%	57,711,045

*
Amount represents less than 1% of the outstanding Common Stock.

(1)
Shares beneficially owned includes direct and indirect ownership of shares and stock options that are currently exercisable or exercisable within 60 days of February 17, 2004 ("Vested Options") and shares of Common Stock, the receipt of which has been deferred until retirement from the Board ("Deferred Shares").

(2)
Based on 1,030,096,053 shares of Common Stock outstanding on February 17, 2004.

(3)
Includes Vested Options and Deferred Shares.

(4)
Such Director's and/or Executive Officer's Vested Options are deemed outstanding for purposes of computing the percentages of the class for such Director and/or Executive Officer.

(5)
Includes 17,377 Deferred Shares.

(6)
Includes 19,046 Deferred Shares.

(7)
Includes 18,845 Deferred Shares.

(8)
Includes 5,693 Deferred Shares.

(9)
Includes 16,971 shares held by Mr. Holmes' children.

(10)
Includes 10,107 Deferred Shares.

(11)
Includes 10,020 Deferred Shares.

(12)
Includes 18,758 Deferred Shares.

(13)
Includes 8,126 Deferred Shares.

(14)
Includes 18,960 Deferred Shares, 126,000 shares held in Mr. Smith's IRA account and 50,000 shares held in the name of the Smith Family Foundation, of which Mr. Smith is President and as to which Mr. Smith disclaims beneficial ownership.

(15)
Includes 1,000 shares held by Mr. Katz's children, 180 shares held by his wife and 64,846 held in a non-qualified deferred compensation plan.

(16)
Includes 517 shares held in a non-qualified deferred compensation plan.

EXECUTIVE OFFICERS

        The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board to hold office until his or her successor is duly appointed and qualified.

Name	Offices Or Positions Held
Henry R. Silverman	Chairman of the Board, Chief Executive Officer and President
James E. Buckman	Vice Chairman and General Counsel
Stephen P. Holmes	Vice Chairman, Chairman and Chief Executive Officer, Hospitality Services Division
Ronald L. Nelson	Chief Financial Officer
Samuel L. Katz	Senior Executive Vice President, Chairman and Chief Executive Officer, Travel Distribution Services Division and Co-Chairman, Financial Services Division
Kevin M. Sheehan	Senior Executive Vice President and Chairman and Chief Executive Officer, Vehicle Services Division
Richard A. Smith	Senior Executive Vice President and Chairman and Chief Executive Officer, Real Estate Services Division
Thomas D. Christopoul	Senior Executive Vice President and Co-Chairman and Chief Executive Officer, Financial Services Division
Scott E. Forbes	Senior Executive Vice President and Group Managing Director of Cendant Europe, Middle East and Africa
Virginia M. Wilson	Executive Vice President and Chief Accounting Officer

        Biographical information concerning the Executive Officers of the Company who also serve as Directors is set forth above, see "Board of Directors — Biographical Information for Nominees and Continuing Directors". Biographical information concerning all other Executive Officers is set forth below.

Name	Biographical Information
Samuel L. Katz	Mr. Katz, age 38, has been Senior Executive Vice President since July 1999, Chairman and Chief Executive Officer, Travel Distribution Services Division since April 2001 and Co-Chairman of the Financial Services Division since March 2003. In addition, he also served as the Chief Executive Officer of the Financial Services Division from March 2003 until October 2003 and Chief Strategic Officer from July 2001 until April 2003. From January 2001 to July 2001, Mr. Katz was Senior Executive Vice President — Strategic and Business Development and from January 2000 to January 2001, Mr. Katz was Senior Executive Vice President and Chief Executive Officer of Cendant Internet Group. Mr. Katz was Senior Executive Vice President, Strategic Development from

Name	Biographical Information
July 1999 to January 2000, Executive Vice President, Strategic Development from April 1998 until July 1999, and Senior Vice President, Acquisitions from December 1997 to March 1998. Mr. Katz was Senior Vice President, Acquisitions of HFS from January 1996 to December 1997. From June 1993 to December 1995, Mr. Katz was Vice President of Dickstein Partners Inc., a private investment firm.
Kevin M. Sheehan
Mr. Sheehan, age 50, has been Senior Executive Vice President since March 2001 and Chairman and Chief Executive Officer of the Vehicle Services Division since March 2003. In addition, from March 2001 until May 2003, he served as Chief Financial Officer. From August 1999 to February 2001, Mr. Sheehan was President — Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a Director of that company since June 1999. From December 1996 to August 1999, Mr. Sheehan was Executive Vice President and Chief Financial Officer of Avis Group Holdings, Inc. He served as Executive Vice President and Chief Financial Officer of Avis Rent A Car Systems, Inc. from December 1996 until March 2001 and of PHH Corporation, a wholly owned subsidiary of the Company, from June 1999 until March 2001. From September 1996 to September 1997, Mr. Sheehan was a Senior Vice President of HFS.
Richard A. Smith
Mr. Smith, age 50, has been Senior Executive Vice President since September 1998 and Chairman and Chief Executive Officer of the Real Estate Division since December 1997. Mr. Smith was President of the Real Estate Division of HFS from October 1996 to December 1997 and Executive Vice President of Operations for HFS from February 1992 to October 1996.
Thomas D. Christopoul
Mr. Christopoul, age 39, has been Senior Executive Vice President since April 2000 and Co-Chairman and Chief Executive Officer, Financial Services Division since October 2003. From April 2000 to October 2003, he served as Chief Administrative Officer. From January 2000 to April 2000, Mr. Christopoul was President, Cendant Membership Services. From October 1999 to January 2000, Mr. Christopoul was Executive Vice President, Corporate Services. From April 1998 to October 1999, he was Executive Vice President, Human Resources, and from December 1997 until April 1998, Mr. Christopoul was Senior Vice President, Human Resources. He was Senior Vice President, Human Resources of HFS from October 1996 until December 1997 and Vice President Human Resources of HFS from October 1995 until October 1996. Prior to HFS, Mr. Christopoul held a number of executive positions with Nabisco, Inc. and Pepsi Cola Company.

Name	Biographical Information
Scott E. Forbes	Mr. Forbes, age 46, has been Senior Executive Vice President and Group Managing Director of Cendant Europe, Middle East and Africa since December 2000 and Executive Vice President and Group Managing Director of Cendant Europe from November 1998. Mr. Forbes was Executive Vice President, Finance of Cendant and Chief Accounting Officer from April 1998 to November 1998. From December 1997 until April 1998 and from August 1993 until December 1997, Mr. Forbes was Senior Vice President Finance of Cendant and HFS, respectively. From July 1990 until August 1993, Mr. Forbes was Vice President and Corporate Controller of HFS.
Virginia M. Wilson	Ms. Wilson, age 49, has been Executive Vice President and Chief Accounting Officer since September 2003. From October 1999 until August 2003, she served as Senior Vice President and Controller for MetLife, Inc., a provider of insurance and other financial services. From 1996 until 1999, Ms. Wilson served as Senior Vice President and Controller for Transamerica Life Companies, an insurance and financial services company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth the 2001, 2002 and 2003 cash and non-cash compensation awarded to or earned by each person who served as Chief Executive Officer of the Company during 2003 and the four other most highly compensated executive officers of the Company (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Other Annual Compensation
Name And Principal Position					Restricted Stock Awards ($)(4)	Securities Underlying Options Common Stock(#)(5)	All Other Compensation ($)(6)
	Year	Salary($)(1)	Bonus($)(2)	($)(3)
Henry R. Silverman Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	3,350,000 3,196,000 3,141,510	13,787,520 7,891,824 4,715,250	121,001 318,070 —	0 0 0	0 0 6,000,000	5,604,524 3,347,459 4,120,013
Stephen P. Holmes Vice Chairman and Chairman and CEO, Hospitality Services Division	2003 2002 2001	762,500 762,500 750,000	1,437,400 1,335,000 1,400,000	— — —	1,453,442 0 0	0 175,000 1,000,000	136,794 207,210 204,193
Kevin M. Sheehan(7) Chairman and CEO, Vehicle Services Division	2003 2002 2001	762,163 750,000 407,692	1,593,398 1,316,000 500,000	— — —	1,685,997 0 0	0 400,000 1,050,000	146,134 231,283 221,779
Richard A. Smith Chairman and CEO, Real Estate Services Division	2003 2002 2001	762,500 762,500 750,000	1,565,794 1,676,000 2,671,500	— — —	1,685,997 0 0	0 250,000 1,000,000	51,366 138,084 110,601
Samuel L. Katz Chairman and CEO, Travel Distribution Services Division and Co-Chairman, Financial Services Division	2003 2002 2001	762,500 762,500 750,000	1,429,688 2,535,000 2,788,853	— — —	1,685,997 0 0	0 550,000 1,400,000	136,331 187,907 158,661

(1)
Mr. Silverman's base salary was increased to $3,300,000 in July 2002 and has not increased thereafter, notwithstanding his right to an annual increase under his employment agreement. Due to an administrative error, Mr. Silverman was underpaid by $50,000 in 2002 and a payroll adjustment was made in 2003, which is reflected in the table above. Each of Mr. Silverman's direct reports, including each Named Executive Officer, was subject to a base salary freeze in response to business and economic conditions (although Mr. Sheehan's base salary was adjusted to align with other Division Chairmen). The Company has determined to extend the salary freeze for the Named Executive Officers through 2004.

(2)
For 2003, bonus amounts include fiscal year 2003 profit-sharing bonuses paid in the first quarter of 2004. For each Named Executive Officer (other than Mr. Silverman), 2003 bonus amounts include regular annual bonuses providing an opportunity to receive payment targeted at 200% of base salary, but subject to both the Company's attainment of performance goals and the personal performance of the Named Executive Officer. For Mr. Sheehan, the bonus amount includes a special discretionary sign-on bonus equal to $73,000. Mr. Silverman's 2003 profit-sharing bonus was calculated pursuant to his employment agreement. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION—Employment Contracts and Termination, Severance and Change of Control Arrangements."

(3)
Except where indicated, perquisites and personal benefits are less than the lesser of $50,000 or 10% of the salary and bonus for each Named Executive Officer in each year. In 2003, Mr. Silverman's perquisites and personal benefits included $59,825 for personal use of Company aircraft. In 2002, Mr. Silverman's perquisites and personal benefits included $70,713 for use of Company aircraft and $203,113 for the reimbursement of legal fees (and taxes on such reimbursement) incurred in connection with the negotiation of his employment agreement.

(4)
On May 15, 2003, each Named Executive Officer (other than Mr. Silverman) was granted restricted stock units relating to shares of Common Stock. Upon the vesting of a restricted stock unit, the Named Executive Officer becomes entitled to receive a share of Common Stock. One-quarter of the restricted stock units will vest each year commencing on April 22, 2004, so long as the Named Executive Officer remains continuously employed with the Company through such vesting date. Each Named Executive Officer (other than Mr. Silverman) received the following number of restricted stock units: Mr. Holmes, 91,642; Mr. Sheehan, 106,305; Mr. Smith, 106,305 and Mr. Katz, 106,305. The number of restricted stock units granted to each Named Executive Officer was approved by the Compensation Committee and determined in part based upon the performance of each Named Executive Officer's managed business units. The value of the shares underlying the restricted stock unit awards as of the date of grant are shown in the table above and reflect a per unit value of $15.86 based upon the closing price of the Common Stock on May 15, 2003. The value of the shares underlying the restricted stock unit awards as of December 31, 2003 equaled as follows: Mr. Holmes, $2,040,867; Mr. Sheehan, $2,367,412; Mr. Smith, $2,367,412; Mr. Katz, $2,367,412, and reflect a closing price of the Common Stock on December 31, 2003 of $22.27. The restricted stock units were granted pursuant to the Company's 1997 Stock Option Plan and 2003 Long Term Incentive Plan.

(5)
In accordance with recent policy change, no Named Executive Officer received a grant of stock options in 2003. Mr. Silverman did not receive a grant of stock options in 2002 or 2003. The Company does not expect to grant stock options to any Named Executive Officer in 2004. The Company has not made any equity grants to Named Executive Officers in 2004; however, if the Company and the Compensation Committee determine to conduct an equity grant in 2004, the Company expects to continue to use restricted stock units in lieu of options, and further expects to alter the grant program such that the vesting of restricted stock units will be based substantially on performance criteria relating to the Company and/or its business units, rather than time-lapse vesting. Mr. Silverman will be excluded from any such 2004 restricted stock unit grant.

(6)
Payments included in these amounts for fiscal year 2003 consist of (i) Company matching contributions to a non-qualified deferred compensation plan maintained by the Company ("Defined Contribution Match"), (ii) insurance premiums paid by the Company for life insurance coverage and (iii) executive medical benefits. Defined Contribution Match includes matching contributions relating to deferred bonuses in respect of fiscal year 2003 and paid in the first quarter of 2004. The foregoing amounts were as follows:

	Year	Defined Contribution Match($)	Life Insurance Premium ($)(*)	Executive Medical Benefits($)	Totals
Mr. Silverman	2003	1,025,251	4,574,473	4,800	5,604,524
Mr. Holmes	2003	131,994	0	4,800	136,794
Mr. Sheehan	2003	141,334	0	4,800	146,134
Mr. Smith	2003	46,566	0	4,800	51,366
Mr. Katz	2003	131,531	0	4,800	136,331

$_$_DATA_CELL,9,1,1

  (*)
  Amounts represent insurance premiums paid by the Company for the period beginning January 1, 2003 and ending December 31, 2003 under the new program described below. Due to the uncertainty regarding the treatment of split-dollar life insurance arrangements under the Sarbanes-Oxley Act of 2002, the Company determined to suspend all further contributions to then existing executive life insurance policies. Each Named Executive Officer (other than Mr. Silverman) agreed to permit the Company to terminate such policies and recoup policy value at its convenience, and no premium payments have been paid by the Company into such policies during 2003. The Company is considering restructuring, terminating or replacing these policies. For Mr. Silverman, during 2003, all life insurance policies in effect during 2002 were terminated (and all policy value recouped to the Company) and replaced with a new program intended to comply with the Sarbanes-Oxley Act of 2002. In reviewing its alternatives with respect to life insurance arrangements with Mr. Silverman, the Company determined that the new arrangement was the most effective means of complying with the Company's obligation pursuant to Mr. Silverman's employment agreement.

(7)
Mr. Sheehan became an officer of the Company on March 1, 2001 in connection with the Company's acquisition of Avis Group Holdings, Inc. For 2001, salary includes amounts paid by Avis Group Holdings, Inc. prior to March 1, 2001.

Aggregated Option Exercises in 2003 and Year-End Option Values

        The following table summarizes the exercise of Common Stock options by the Named Executive Officers during the last fiscal year and the value of unexercised options held by such officers as of the end of such fiscal year.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARS At FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARS At FY-End($)(1) Exercisable/Unexercisable
Mr. Silverman(2)	2,771,053	37,159,821	33,618,806/0	287,194,285/0
Mr. Holmes	412,895	5,081,304	4,185,748/366,667	37,942,193/3,590,043
Mr. Sheehan	222,390	2,366,608	1,184,312/616,667	7,751,495/4,092,835
Mr. Smith	513,158	6,482,199	3,118,139/416,667	29,799,622/3,751,043
Mr. Katz	300,000	3,181,085	3,000,038/750,001	23,897,157/5,765,050

(1)
Amounts are based upon a December 31, 2003 closing price per share of Common Stock on the New York Stock Exchange of $22.27.

(2)
Options exercised on July 29, 2003. Pursuant to the Company's Securities Trading Policy, the options were exercised during the last remaining trading window period prior to their expiration. The after-tax proceeds of the transaction were used by Mr. Silverman to repay a margin loan previously incurred by Mr. Silverman in purchasing 5,348,340 shares of Common Stock.

Employment Contracts and Termination, Severance and Change of Control Arrangements

        Each Named Executive Officer is employed by the Company pursuant to a written agreement of employment. Each such employment agreement contains covenants precluding the Named Executive Officer from competing, directly or indirectly, against the Company and/or the business unit or units for which such officer performs services during a period of time set forth in each respective employment agreement, including post-employment periods. The Compensation Committee has considered the advisability of using employment agreements and determined that under certain circumstances it is in the best interests of the Company and its stockholders insofar as, among other reasons, it allows the Company to achieve its desired goals of retaining the best possible executive talent. The circumstances under which employment agreements are used are discussed further in the Compensation Committee Report on Executive Compensation below.

        Mr. Silverman.    Mr. Silverman was employed by the Company pursuant to an employment agreement originally entered into as of September 30, 1991 between Mr. Silverman and HFS Incorporated and amended and restated from time to time (the "Prior Silverman Agreement"). Effective July 1, 2002, Mr. Silverman and the Company entered into an Amended and Extended Employment Agreement (the "Amended Silverman Agreement"). During 2003, the Amended Silverman Agreement was amended as described below (the "First Amendment"). Copies of the Amended Silverman Agreement, filed as an exhibit to the Company's Annual Report on Form 10-K/A on November 4, 2002, and the First Amendment, filed as an exhibit to the Company's Quarterly Report on August 7, 2003, may be viewed through the "Investor Center—Financial Data" section of the Company's website at www.cendant.com.

        Pursuant to the Amended Silverman Agreement, Mr. Silverman serves the Company as its President and Chief Executive Officer and as the Chairman of the Board and the Chairman of the Executive Committee of the Board. The term of employment under the Amended Silverman Agreement expires on December 31, 2012, subject to earlier termination upon certain events.

        The Amended Silverman Agreement provides Mr. Silverman with a base salary of $3,300,000, an increase of 3.3%, effective July 1, 2002. Mr. Silverman did not receive any base salary increase during 2003, and will not receive any increase during 2004.

        Pursuant to the Amended Silverman Agreement, Mr. Silverman's bonus is 0.60% of the Company's pre-tax income as defined in the Amended Silverman Agreement, with a limit on the bonus amount equal to $100,000 per each cent of the Company's earnings per share as defined in the Amended Silverman Agreement.

        The Amended Silverman Agreement provides Mr. Silverman with specified benefits and perquisites no less favorable than those provided to other senior officers of the Company and no less favorable than those provided to chief executive officers of comparable public companies, including priority business use of corporate aircraft, personal use of corporate aircraft subject to availability, and access to car service, in all cases subject to Company policy. The Amended Silverman Agreement also provides Mr. Silverman with standard corporate indemnification rights.

        Prior to the First Amendment, the Amended Silverman Agreement required the Company to provide Mr. Silverman with term life insurance with a face amount of $100 million for the remainder of his life, subject to earlier termination upon certain events. During 2003, pursuant to the First Amendment, the Amended Silverman Agreement was amended in order to implement a replacement life insurance program, which meets both the requirements of the Amended Silverman Agreement and certain provisions of the Sarbanes-Oxley Act of 2002.

        Although the Prior Silverman Agreement required the Company to provide Mr. Silverman with annual option grants covering two million shares of Common Stock, this provision was eliminated from the Amended Silverman Agreement. If Mr. Silverman had received the option awards in 2002 and 2003 as provided for in the Prior Silverman Agreement instead of relinquishing his right thereto under the Amended Silverman Agreement, such options would have provided Mr. Silverman with $46.1 million of value using the Black-Scholes option pricing model(1) as of December 31, 2003. The requirement in the Prior Silverman Agreement to grant Mr. Silverman two million options annually was disclosed to the Company's and its predecessor's stockholders and option grants thereunder were approved by the predecessor company's stockholders at a time when such approval was required in order to increase the number of available options. Although the Company and the Compensation Committee consider it crucial to compensate officers with equity incentives in order to align officer interests with those of stockholders, the Company and the Compensation Committee determined that Mr. Silverman's interests were already closely aligned with stockholders by virtue of his significant holdings of Common Stock and options to acquire Common Stock.

1.
Assumes such options were granted on the same day as awards were granted to other Named Executive Officers, with a $19.05 per share exercise price for the 2002 grant and a $15.86 per share exercise price for the 2003 grant. The Black-Scholes option pricing model assumes 50% volatility, 3.03% risk-free rate of return, 4.5 years expected life and no dividend payment. Alternatively, based on a spread valuation, such options would have provided Mr. Silverman with $19.26 million of value as of December 31, 2003. Spread value equals the number of options multiplied by the difference between the strike price of such options and the closing price of the Company's Common Stock on December 31, 2003.

        The Amended Silverman Agreement provides that if Mr. Silverman resigns his employment for Good Reason (as defined in the Amended Silverman Agreement) or if he is terminated by the Company without Cause (as defined in the Amended Silverman Agreement), he will be entitled to receive a lump sum cash payment equal to (i) the sum of his then current base salary plus target bonus, multiplied by (ii) the greater of the number of years and partial years remaining in the term of employment under the Amended Silverman Agreement and 2.99. Mr. Silverman would also receive a pro rata portion of his annual bonus in respect of the fiscal year in which such termination occurs. In addition, Mr. Silverman (and his eligible dependents) would be entitled to continued health and welfare benefits during the remaining term of employment (or a 3-year period, if longer) and the vesting of any options and restricted stock. However, the Company may remove Mr. Silverman from his position of President and/or Chief Executive Officer (but not Chairman of the Board) without triggering such termination provisions.

        If Mr. Silverman's employment with the Company is terminated other than due to death or for Cause (but including a resignation for Good Reason), the Company would (i) provide him certain benefits for life, including medical and welfare benefits, office and clerical support, access to corporate aircraft on terms applicable to senior executives of the Company, access to a car and driver, appropriate security when traveling on Company business, and reimbursement of any properly documented business expenses; and (ii) maintain Mr. Silverman as an employee to provide such services as requested by any successor chief executive officer and keep himself reasonably available to the Company to render advice or to provide services for the rest of his life, for no more than 90 days per year, in return for which he would be paid $83,000 per month (the "Lifetime Consulting Services"). The Company's obligation to provide Mr. Silverman with compensation and benefits pursuant to the Lifetime Consulting Services will terminate in the event Mr. Silverman becomes unable or is unwilling to provide consulting services, or in the event Mr. Silverman is convicted of a felony or violates any restrictive covenants set forth in the Amended Silverman Agreement. In addition, the Company maintains the right to terminate the Lifetime Consulting Services and the compensation and benefits payable thereunder by providing Mr. Silverman a lump sum cash payment equal to the net present value of such compensation and benefits. Further, in the event of an actual or potential change of control of the Company, Mr. Silverman may elect to terminate the Lifetime Consulting Services and receive such lump sum cash payment.

        The Amended Silverman Agreement further provides that Mr. Silverman will be made whole on an after-tax basis with respect to certain excise taxes in connection with a change of control of the Company which may, in certain cases, be imposed upon payments thereunder and under other compensation and benefit arrangements.

        The Amended Silverman Agreement provides that Mr. Silverman will be restricted from engaging in certain competitive activities against the Company. Such non-competition covenants will remain in effect in no event for less than two years following his termination of employment for Cause or his resignation, and will remain in effect for so long as Mr. Silverman is receiving payments pursuant to the Lifetime Consulting Services.

        Mr. Holmes.    The Company entered into an employment agreement with Mr. Holmes dated as of September 12, 1997 (the "Holmes Employment Agreement"). The Holmes Employment Agreement originally provided for a period of employment through December 17, 2002; however, the agreement provides for an automatic extension which causes the period of employment to be extended by one year on an annual basis (an extension of the period of employment through December 17, 2008 has taken effect).

        The Holmes Employment Agreement specifies the compensation and benefits provided to Mr. Holmes during the period of employment. Effective for 2002, the Compensation Committee approved a base salary for Mr. Holmes equal to $762,500. This level of base salary was not increased during 2003 and is not expected to increase during 2004. Mr. Holmes is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites.

        The Holmes Employment Agreements provides for certain payments in the event of termination of Mr. Holmes' employment under various circumstances. The Holmes Employment Agreement provides that if Mr. Holmes' employment is terminated by the Company other than for Cause (as defined in the Holmes Employment Agreement), or by Mr. Holmes for Constructive Discharge (as defined in the Holmes Employment Agreement) or resignation, the Company will pay Mr. Holmes a lump sum cash payment equal to 500% of the sum of (i) his annual base salary and (ii) the highest annual bonus he has received for any of the three preceding years (or $520,000, if higher); provided that pursuant to a further agreement (see "—Other Agreements" below), the amount of bonus to be used in determining the severance payment may not exceed 100% of his base salary. In such event, Mr. Holmes would also receive any earned but unpaid base salary and incentive compensation, his benefits and perquisites would continue for 36 months and any stock options (excluding the option granted in January 2001 in the case of a resignation) and restricted stock would vest (and such options would remain outstanding for the remainder of their terms without regard to such termination).

        The Holmes Employment Agreement provides that Mr. Holmes will be made whole on an after-tax basis with respect to certain excise taxes in connection with a change of control of the Company which may, in certain cases, be imposed upon payments thereunder and under other compensation and benefit arrangements.

        Mr. Sheehan.    The Company entered into an amended and extended employment agreement with Mr. Sheehan as of April 1, 2003 (the "Sheehan Employment Agreement"). The Sheehan Employment Agreement is set to expire on May 30, 2006, subject to earlier termination or extension upon certain events.

        The Sheehan Employment Agreement provides that during his term of employment, Mr. Sheehan will be paid an annual base salary equal to $762,500 and will be eligible for annual bonuses based on a target of 100% of annual base salary. Mr. Sheehan is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. The Sheehan Employment Agreement provides that if Mr. Sheehan's employment is terminated by the Company other than for Cause (as defined in the Sheehan Employment Agreement) or by Mr. Sheehan for Constructive Discharge (as defined in the Sheehan Employment Agreement), the Company will pay Mr. Sheehan a lump sum cash payment equal to 300% of his base salary plus target incentive bonus. In addition, each of Mr. Sheehan's outstanding options granted on March 1, 2001 or on or after April 1, 2003 will become fully vested and remain exercisable until the first to occur of the third anniversary of the date of such termination and the original expiration date of such option, and each option granted after March 1, 2001 and prior to April 1, 2003 will become fully vested and remain exercisable until the first to occur of the second anniversary of the date of such termination and the original expiration date of such option.

        Mr. Smith.    The Company entered into an amended and restated employment agreement with Mr. Smith as of June 2, 2001 (the "Smith Employment Agreement"). The Smith Employment Agreement is set to expire on June 30, 2004, subject to earlier termination or extension upon certain events.

        The Smith Employment Agreement provides that during his term of employment, Mr. Smith will be paid an annual base salary equal to $750,000 and will be eligible for annual bonuses based on a target of 100% of annual base salary. Effective for 2002, the Company increased Mr. Smith's base salary to $762,500. This level of base salary was not increased during 2003 and is not expected to increase during 2004. Mr. Smith is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. The Smith Employment Agreement provides that if Mr. Smith's employment is terminated by the Company other than for Cause (as defined in the Smith Employment Agreement) or by Mr. Smith for Constructive Discharge (as defined in the Smith Employment Agreement), the Company will pay Mr. Smith a lump sum cash payment equal to 300% of his base salary plus target incentive bonus. In addition, each of Mr. Smith's outstanding options granted after September 3, 1998 will become fully vested and remain exercisable until the first to occur of the fifth anniversary of the date of such termination and the original expiration date of such option. In addition, Mr. Smith and his eligible dependents will remain covered under certain welfare benefit plans sponsored by the Company until Mr. Smith reaches age 75.

        Mr. Katz.    The Company entered into an amended and restated employment agreement with Mr. Katz as of June 5, 2000, which was further amended and restated as of October 1, 2003 (the "Katz Employment Agreement"). The Katz Employment Agreement is set to expire on December 31, 2005, subject to earlier termination or extension upon certain events.

        Effective for 2002, the Company increased Mr. Katz' base salary to $762,500. This level of base salary was not increased during 2003 and is not expected to increase during 2004. The Katz Employment Agreement provides that Mr. Katz will be eligible for annual bonuses based on a target of 100% of annual base salary. Mr. Katz is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. The Katz Employment Agreement provides that if Mr. Katz' employment is terminated by the Company other than for Cause (as defined in the Katz Employment Agreement) or by Mr. Katz for Constructive Discharge (as defined in the Katz Employment Agreement), the Company will pay Mr. Katz a lump sum cash payment equal to 300% of his base salary plus target incentive bonus. In addition, each of Mr. Katz' outstanding options granted after June 5, 2000 will become fully vested and remain exercisable until the first to occur of the third anniversary of his termination of employment and the original expiration date of such option. In addition, restricted stock units granted during 2003 will accelerate.

        Other Agreements.    During 2003, each Named Executive Officer (other than Mr. Silverman) executed a letter agreement amending and clarifying certain terms of their employment with the Company and amending their respective employment agreements. Each letter agreement provided the Company with the officer's consent to terminate the officer's existing split dollar life insurance arrangement and provided the Company the right to recoup the policy value, capped the amount of annual bonus that would be considered in calculating an officer's contractual severance pay, and limited and clarified the types of benefits that would be provided pursuant to a contractual severance event. The Company determined that these amendments were necessary and appropriate and, in connection with the officers' agreement with these charges, the Company amended its annual bonus program for the Named Executive Officers (other than Mr. Silverman) to increase the bonus target to 200% of earned base salary. The changes to the annual bonus program included a shift to clear, performance-based criteria relating to the officer's business units, the Company on the whole, capital expenditure efficiency and personal performance measures. The Company views the changes as beneficial to the Company and more in line with stockholder interests, as well as the performance criteria more difficult to attain.

        Other Change of Control and Termination Provisions.    In connection with the merger of HFS Incorporated and CUC International Inc., action was taken by the Company to provide that any employee formerly with HFS Incorporated who incurred a golden parachute excise tax under Section 4999 of the Internal Revenue Code, if and to the extent applicable, because of the vesting of options granted prior to such merger, would be reimbursed by the Company for the economic costs incurred by such employee, including a tax gross-up payment to account for any additional golden parachute excise tax incurred by reason of such reimbursement to the Named Executive Officers, if any. In addition, action was also taken by the Company to provide for a similar reimbursement in the event a future corporate event causes an excise tax liability.

        Stock Options and Restricted Stock Units.    Generally, all stock options granted to each of the Named Executive Officers under any applicable stock plan of the Company will become fully and immediately vested and exercisable, and all restricted stock units will vest, upon the occurrence of any change of control transaction affecting the Company.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following compensation committee report on executive compensation and performance graph shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors is responsible for administering the Company's executive compensation policies and programs. The Compensation Committee also reviews and approves the salaries and bonuses of the Company's executive officers as well as all grants of long term incentive and equity-based compensation awards.

        Officer Compensation Policy.    The Compensation Committee administers the Company's executive compensation policies. These policies include:

  •
  aligning the interests of executive officers with the long-term interests of the Company's stockholders;

  •
  providing competitive levels of compensation which are, in large part, conditioned on the Company's attainment of specified performance targets and/or stock price appreciation; and

  •
  attracting, motivating and retaining the best possible executive talent for the benefit of the Company's stockholders.

        Committee Charter.    In an effort to enhance corporate governance and clarify the role of the Compensation Committee with respect to carrying out the foregoing policies, the Board of Directors adopted a new Charter of the Compensation Committee (the "Charter") in February 2003. The Charter provides that the Compensation Committee must consist of directors who are independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as a Compensation Committee member. Further, the Charter provides that the Compensation Committee shall be comprised of three or more directors who qualify as (i) "independent" directors under the listing standards of the NYSE, (ii) "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, (iii) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and (iv) "independent" directors under the Company's Director Independence Criteria, which are more stringent than the recently adopted NYSE standards.

        In general, the Charter sets forth the function and scope of responsibility of the Compensation Committee and authorizes the Compensation Committee to ensure that the Company's compensation policies are in the best interest of the Company and its stockholders, as well as to confirm that the Company is in compliance with such policies. The Charter expressly provides that the Compensation Committee shall, among other things, evaluate its own performance under the Charter on an annual basis, conduct or authorize investigations or studies, and engage independent counsel or advisers as it deems necessary to carry out the foregoing, in each case at the Company's expense. The Board of Directors determined that expanding the Compensation Committee's authority in this manner would benefit the Company's stockholders in general and enhance corporate governance with respect to executive compensation matters.

        Performance-Based Culture.    Commencing in 2003 and continuing in 2004, the Company has taken, and will take, significant steps to restructure its compensation programs to further tie the compensation of employees to the performance of the Company and its business units.

        Employment Agreements.    Each Named Executive Officer is employed by the Company pursuant to a written agreement of employment. Each employment agreement separately reflects the terms that the Compensation Committee believed was appropriate and/or necessary to retain the services of the particular executive officer, within the framework of the Company's compensation policies. A limited number of other executive officers of the Company are also employed pursuant to employment agreements. The Compensation Committee has considered the advisability of using employment agreements and determined that under certain circumstances it is in the best interests of the Company and its stockholders insofar as it permits the Company to achieve its desired goals of retaining the best possible executive talent. In addition, each employment agreement contains restrictive covenants, including non-competition, non-solicitation and confidentiality covenants, for the benefit of the Company and its subsidiaries and business units.

        Further, the Compensation Committee has determined that the use of employment agreements may be necessary in certain cases to ensure the retention of key executive officers, to attract additional executive talent to the Company and to impose appropriate restrictive covenants on such officers. Generally, other than for the Named Executive Officers and other executive officers reporting directly to the Chief Executive Officer, employment agreements are only used in extraordinary situations including to attract and retain officers in connection with acquisitions of companies, to retain key employees who potentially pose competitive threats to the Company or to retain key employees during transition periods in connection with their termination of employment. In these situations, the Company attempts to limit the term of the employment agreement to no more than two to three years.

        Components of Executive Compensation.    The material elements of the Company's executive compensation arrangements include base salary, annual performance bonus and long term equity incentive awards. In 2002 and prior years, equity awards were primarily granted in the form of options to purchase shares of Company common stock. During 2002, in connection with, among other things, the Company's decision to begin expensing employee stock options effective January 1, 2003, the Company determined to substantially curtail the issuance of stock options for the foreseeable future. Also, in 2003, the number of Company employees who received incentive awards was reduced. Accordingly, for 2003, long term equity incentive awards were granted substantially in the form of restricted stock units. This strategy was intended to increase the beneficial ownership of Company common stock by Company employees while at the same time continuing to align the interests of Company employees with Company stockholders and reducing the potential dilutive impact of stock option awards. Further, for 2004, the Company expects to continue to use restricted stock units as a primary vehicle for equity grants, but to further align the interests of Company employees with Company stockholders by conditioning the vesting of such awards on the Company's attainment of certain financial performance goals, rather than using time-based vesting. The Compensation Committee and Company management view this approach as the most appropriate and effective manner of meeting the critical goal of retaining key management employees while at the same time aligning the interest of key employees and stockholders.

        Base Salaries.    Salaries paid to executive officers, other than the Chief Executive Officer, are reviewed annually by the Chief Executive Officer and the Executive Vice President-Human Resources based upon their assessment of the nature of the position and the contribution, experience and tenure of the executive officer. The Compensation Committee is responsible for determining the salary of the Chief Executive Officer. The salary levels of the Named Executive Officers are subject to the provisions of such employment agreements, which are approved by the Compensation Committee (the employment agreements with the Named Executive Officers are described more fully under "Employment Contracts and Termination, Severance and Change of Control Arrangements"). From time to time, the Company performs market research and/or engages independent compensation consultants to advise on market rates of compensation for similarly situated executive officers, and the Compensation Committee considers such advice and surveys in connection with establishing salaries for executive officers.

        For 2003, the Company determined to freeze the base salaries of the Named Executive Officers as well as certain other designated executive officers at 2002 levels; however Mr. Sheehan's base salary was increased to be in line with the division Chairmen. For 2004, the Company determined to continue this salary freeze for the Named Executive Officers as well as certain other designated executive officers.

        Annual Bonus.    The Named Executive Officers are entitled to annual performance bonuses based upon the terms of their employment agreements (see "Employment Contracts and Termination,

Severance and Change of Control Arrangements"). In addition, Mr. Sheehan received a discretionary sign-on bonus.

        As described under "Employment Contracts and Termination, Severance and Change in Control Arrangements," in 2002, Mr. Silverman entered into the Amended Silverman Agreement which provides a bonus formula calculated as 0.60% of the Company's pre-tax income as defined in the Amended Silverman Agreement, with a limit on the amount of bonus equal to $100,000 per each cent of the Company's earnings per share as defined in the employment agreement. Under this bonus formula, the Compensation Committee believes it has further aligned Mr. Silverman's bonus with the interests of the Company and its stockholders by basing the bonus payment on the Company's pre-tax income as defined in the Amended Silverman Agreement. Mr. Silverman's bonus for 2003 is set forth in the Summary Compensation Table.

        Effective for 2003, the Company modified its annual profit-sharing bonus program for the Named Executive Officers (other than Mr. Silverman). The primary purposes for modifying the program were to improve alignment between these Named Executive Officers (and other designated senior executive officers) and the Company's stockholders, to cause such officers to increase focus on long term business goals (rather than short term business goals), and to condition a greater portion of the bonus on the performance of business units under the direct management of the officers. The adjusted program ties bonuses to several separate and additive performance goals, including goals relating to applicable business unit performance and overall Company performance. In addition, components of the bonus are tied to subjective measures of personal performance and such other additional items determined to be critical to the Company on an annual basis. For example, for 2003, the Company determined that incorporating controls and improving efficiency relating to capital expenditure was critical and required immediate attention. Accordingly, objective and subjective parameters were designed and incorporated into the annual profit-sharing bonus program. In addition, the Company attempted to make the overall performance goals more stringent and difficult to attain in full. In connection with these changes to the bonus program and the use of more stringent and challenging performance goals, the Company provided each officer an opportunity to earn a target of 200% of base salary for the 2003 bonus. The bonuses paid to the Named Executive Officers for 2003 are set forth in the Summary Compensation Table.

        The bonuses paid to the Named Executive Officers (other than Mr. Silverman) for 2003 ranged from a low of 188% of annual base salary to a high of 205% of annual base salary. As contemplated in connection with modifying the bonus program, these bonuses were paid to Named Executive Officers above the maximum percentage of base salary set forth in the respective Named Executive Officers' employment agreements (the "Incremental Bonuses").

        The Compensation Committee approved the foregoing modifications to the bonus program, including the potential for increased bonus payments, after considering, among other things, the Company's decision to modify its long term incentive compensation program by substantially curtailing the grants of stock options, reducing the value of annual long term incentive grants received by Named Executive Officers by approximately 50% (on a Black-Scholes value basis), and imposing a base salary "freeze" for the Named Executive Officers and certain other designated executives. In addition, the Compensation Committee approved the Incremental Bonuses for the Named Executive Officers only after considering, among other things, that a Named Executive Officer's managed business units materially exceeded expectations notwithstanding a difficult economic environment and continuing challenges in the travel industry resulting from domestic terrorism and war concerns, and that the Named Executive Officers had made other compensation related concessions.

        Long Term Equity Incentive Awards.    As discussed above, the Company determined to begin expensing stock option grants effective January 1, 2003 as well as to substantially curtail stock option grants in the future. However, the Compensation Committee continues to believe that the most effective way to align the interests of executives with those of the Company's stockholders is to ensure that the executive officers hold material equity stakes in the Company. As a result, for 2003, the Compensation Committee approved the granting of restricted stock units, rather than stock options, as the primary vehicle for long term equity incentive awards.

        The Compensation Committee administers each of the Company's stock plans. Grants made in 2003 to the Named Executive Officers, and all other officers and key employees, were approved by the Compensation Committee after discussion with the Company's Executive Vice President, Human Resources, Chief Financial Officer and Chief Executive Officer. Eligibility for stock awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Compensation Committee after input from the Human Resources function, and the senior executive of each division and business unit. As an additional check on the process, the awards are also reviewed to assure fairness among and across business units and functions. Also, from time to time, the Human Resources department and/or the Compensation Committee will engage outside consultants to gain a deeper understanding of competition in local and global labor markets to assure that the grants are competitive and provide appropriate incentive and retention value.

        Generally, awards to all other employees were approved by the Compensation Committee upon the recommendation of the Chief Executive Officer and the Human Resources function, which recommends the number of shares subject to such awards and the applicable terms and conditions of such awards. In general, to ensure that awards meet the intended long-term goals of the Compensation Committee, most stock awards vest over a period of time. Restricted stock unit awards granted in 2003 vest over four years. If a grant occurs in 2004, it is expected that restricted stock units will be the primary award vehicle, however vesting will be subject to performance-based vesting rather than time vesting. As discussed above, the decision to decrease the value of awards and replace option grants with restricted stock and similar incentives was based in part on the Company's decision to expense stock option grants.

        Although the Prior Silverman Agreement provided Mr. Silverman with a contractual right to annual stock option grants covering two million shares of Common Stock, Mr. Silverman and the Compensation Committee determined to terminate this right when the Amended Silverman Agreement was executed. If Mr. Silverman had received the option awards in 2002 and 2003 as provided for in the Prior Silverman Agreement instead of relinquishing his right thereto under the Amended Silverman Agreement, such options would have provided Mr. Silverman with $46.1 million of value using the Black-Scholes option pricing model as of December 31, 2003, as discussed above under "Employment Contracts and Termination, Severance and Change of Control Arrangements." The requirement in the Prior Silverman Agreement to grant Mr. Silverman two million options annually was disclosed to the Company's and its predecessor's stockholders and option grants thereunder were approved by the predecessor company's stockholders at a time when such approval was required in order to increase the number of available options. Under the Amended Silverman Agreement, any award of stock options or other equity incentive award is in the discretion of the Compensation Committee. The Compensation Committee considers it crucial to compensate senior executives with equity incentives; however, in light of Mr. Silverman's substantial equity interest in the Company, it was determined that Mr. Silverman's interests were already appropriately aligned with those of the Company's stockholders and therefore both the Compensation Committee and Mr. Silverman agreed to the elimination of the contractual annual option award. In addition, Mr. Silverman did not receive any restricted stock units or other equity awards in 2003 and will not receive any such awards in 2004.

        The Company does not grant options with exercise prices below the fair market value of the Company common stock as of the date of grant, except under unusual circumstances such as relating to assuming options in connection with an acquisition (and in no event to any Named Executive Officer).

        Information with respect to grants of restricted stock units in 2003 to the Named Executive Officers is set forth in the "Summary Compensation Table."

        Chief Executive Officer Compensation.    The compensation paid to Mr. Silverman during 2003 was based upon the minimum levels set forth in the existing employment agreement between Mr. Silverman and the Company, and Mr. Silverman did not receive a base salary increase notwithstanding his right to an annual increase under his employment agreement. Also, as Mr. Silverman did not receive an equity grant in 2002 or 2003, the value of Mr. Silverman's aggregate compensation (including option grants) during the past two years has been lower than in prior periods. Mr. Silverman's employment agreement, and the amendment and extension thereof during 2003, is described under "Employment Contracts and Termination, Severance and Change of Control Arrangements". For 2003, Mr. Silverman's aggregate annual base salary was $3,300,000. In 2003 and 2004, Mr. Silverman will not receive an increase to base salary. Mr. Silverman's annual bonus, which is disclosed in the Summary Compensation Table, was determined based on a formula set forth in his employment agreement, and was directly related to the Company's pre-tax income, as defined in the Amended Silverman Agreement.

        When considering compensation for the Chief Executive Officer, the Compensation Committee considers, among other things, the Chief Executive Officer's long term historical performance in his capacity as Chief Executive Officer of the Company and its predecessor companies. The Compensation Committee noted that, under the Chief Executive Officer's leadership, the Company's stock price performance has significantly exceeded the performance of the Standard & Poor's 500 Index ("S&P 500 Index") over the one year period ending December 31, 2003. On a long term basis, the Compensation Committee has noted that, under the Chief Executive Officer's leadership, the Company and the Company's predecessor, HFS Incorporated, commencing upon the initial public offering of the Company's predecessor through December 31, 2003, achieved a compound annual growth rate ("CAGR") for the Company's common stock of approximately 27%, while the S&P 500 Index during the same period achieved a CAGR of approximately 9%. Such performance is illustrated by the following graph which assumes $100 invested on December 10, 1992:

COMPARISON OF 11 YEAR CUMULATIVE TOTAL RETURN

        Long-term performance analyses such as the foregoing, as well as obtaining an extended lifetime noncompetition covenant from the Chief Executive Officer, were considered when approving long term compensation arrangements.

        Deductibility of Compensation.    In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate tax purposes of compensation paid to certain individual executive officers of the Company in excess of $1 million in any year may be restricted. The Compensation Committee believes that it is in the best interests of the Company's stockholders to comply with such tax law, while still maintaining the goals of the Company's executive compensation program. Accordingly, where it is deemed necessary and in the best interests of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company's business strategy, the Compensation Committee will recommend, and the Company is expected to pay, compensation to executive officers which may exceed the limits of deductibility. In this regard, certain portions of compensation paid to the Named Executive Officers will not be deductible for federal income tax purposes under Section 162(m).

Compensation Committee
Leonard S. Coleman (Chair)
Robert F. Smith
Myra J. Biblowit

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of Messrs. Coleman (Chairman) and Smith and Ms. Biblowit, none of whom were officers or employees of the Company or any of the Company's subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of the SEC's Regulation S-K during 2003 or before.

Performance Graph

        The following graph assumes $100 invested on December 31, 1998, and compares (a) the yearly percentage change in the Company's cumulative total stockholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment, during the five years commencing on the last trading day before January 1, 1999, and ending on December 31, 2003, and (B) the difference between the Company's share price at the end and the beginning of the periods presented by (ii) the share price at the beginning of the periods presented) with (b) (i) the Standard & Poor's 500 Index and (ii) the Standard & Poor's Diversified Commercial Services Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG CENDANT CORPORATION, THE S&P 500 INDEX
AND THE S&P DIVERSIFIED COMMERCIAL SERVICES INDEX

Report of Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements.

        In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

        In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors for fiscal year 2004.

AUDIT COMMITTEE

Robert F. Smith, Chairman
Cheryl Mills
Pauline D.E. Richards
Sheli Z. Rosenberg

PROPOSALS TO BE VOTED ON AT MEETING

ELECTION OF DIRECTORS
[PROPOSAL NO. 1]

        The Board of Directors has nominated Messrs. Mulroney, Nelson and Pittman and Mses. Biblowit and Rosenberg to be elected at the Meeting to serve as Directors for a three-year term ending at the 2007 annual meeting of stockholders and until their successors are duly elected and qualified; provided that, if Proposal No. 2 is approved, such nominees will serve a one-year term ending at the 2005 annual meeting of stockholders and until their successors are duly elected and qualified. All nominees are currently Directors of the Company. The terms of the remaining Directors expire at the Company's annual meetings of stockholders to be held in 2005 and 2006. For certain information regarding each nominee and continuing Directors, see "Board of Directors—Biographical Information for Nominees and Continuing Directors" above.

        Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve, the shares of Common Stock represented by a properly executed and returned proxy (whether through the return of the enclosed proxy card, by telephone or electronically through the Internet) will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of Directors in accordance with the Company's Amended and Restated Certificate of Incorporation and By-Laws.

        Directors shall be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meetings, in person or by proxy, and entitled to vote in the election of Directors. Pursuant to applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF EACH NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY,
PROXIES RECEIVED BY THE COMPANY WILL BE VOTED "FOR"
THE ELECTION OF THE FIVE NOMINEES LISTED ABOVE.

BOARD DECLASSIFICATION PROPOSAL
[PROPOSAL NO. 2]

  General

        The Board of Directors is proposing amendments to Article III, Sections 1, 2 and 3 of the amended and restated by-laws of the Company and Article 9 (b), (d), (e), (g) and (h) of the amended and restated certificate of incorporation of the Company to eliminate the provisions for the classification of the Company's Board of Directors effective as of the Meeting and thereby provide that each person elected as Director at the Meeting and at subsequent annual meetings of stockholders will be elected for a term of one year and until their respective successors are duly elected and qualified. Currently, the amended and restated by-laws and certificate of incorporation provide that the Board be divided into three classes with the number of Directors in each class being as nearly equal as possible. Accordingly, if the proposed amendments are approved, stockholders will elect the Directors at the Meeting and hereafter for a term of one year. The proposed amendments, which can only be approved with the affirmative vote of at least 80% of the voting power of all shares of the Company entitled to vote generally in an election of Directors, would also eliminate the 80% voting requirement for any future amendments to Article 9(b) of the amended and restated certificate of incorporation and Article III, Sections 1, 2 and 3 of the amended and restated by-laws. The current terms of the Directors that do not expire in 2004 will not be affected if the proposed amendments are approved.

  Description of the Proposal

        In 1997, in connection with the merger of CUC International Inc. and HFS Incorporated to form the Company, stockholders of the constituent corporations voted to approve the certificate of incorporation providing for a classified Board of Directors and to require the affirmative vote of 80% of the votes which would be entitled to be cast generally in the election of directors to amend such provision. This classified director provision is set forth in Article 9(b) of the amended and restated certificate of incorporation and Article III, Section 1 of the amended and restated by-laws. Under the classified director provision, approximately one-third of the Directors are elected annually and serve a three-year term.

        Supporters of classified boards of directors believe that they help maintain continuity of experience and, as a result, may assist a company in long-term strategic planning. Additionally, supporters argue that a classified board may encourage a person seeking control of a company to initiate arm's-length discussions with management and the board, who may be in a position to negotiate a higher price or more favorable terms for stockholders or to seek to prevent a takeover that the board believes is not in the best interests of stockholders.

        Alternatively, a classified board of directors limits the ability of stockholders to elect directors and exercise influence over a company, and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. A non-classified board of directors may enable stockholders to hold all directors accountable on an annual basis, rather than over a three-year period.

        Also, the existence of a classified board of directors may deter some tender offers or substantial purchases of stock that might give stockholders the opportunity to sell their shares at a price in excess of what they would otherwise receive. Accordingly, approval of the proposed amendments to the amended and restated certificate of incorporation and by-laws might increase the likelihood of such a tender offer or substantial stock purchases by a person seeking to change the Company's Board of Directors.

        At the 1999 annual meeting of stockholders of the Company, a majority of the shares voted at the meeting (although less than 50% of the outstanding shares) were voted in favor of a non-binding stockholder proposal recommending the declassification of the Board. The Board again submitted the proposal to declassify the Board at a special meeting of stockholders held on March 21, 2000 and at the 2002 annual meeting of stockholders, but the proposal did not receive the requisite vote of stockholders at such meetings to implement the proposal. The Board has again decided to voluntarily submit a proposal to declassify the Board because of the earlier stockholder support for the proposals.

        Under Delaware law, directors of companies that have a classified board of directors may only be removed for cause unless the certificate of incorporation provides otherwise. Under Delaware law, however, directors of companies that do not have a classified board may be removed with or without cause by a majority vote of the stockholders at any annual or special meeting of stockholders. Accordingly, if the proposed amendments to the amended and restated certificate of incorporation and by-laws are approved, the Company's stockholders would be able to remove any or all Directors without cause at any stockholders meetings after the 2004 annual meeting of stockholders. Under the Company's by-laws, special meetings of stockholders can be called only by the Chairman, the President or a majority of the Company's Board.

        Article 9 of the amended and restated certificate of incorporation also currently provides that Article 9(b) and Article III, Sections 1, 2 and 3 of the by-laws can only be amended by the affirmative vote of 80% of the votes which would be entitled to be cast generally in an election of Directors. The proposed amendments would delete this requirement with respect to any future amendments of Article 9(b) of the amended and restated certificate of incorporation or Article III, Sections 1, 2 and 3 of the by-laws. Accordingly, under Delaware law, any subsequent amendment to Article 9(b) of the amended and restated certificate of incorporation or Article III, Sections 1, 2 or 3 of the by-laws would require approval of the Company's Board of Directors and the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

        The proposed amendments to the amended and restated by-laws and certificate of incorporation are set forth in Annexes B and C hereto, respectively, with deletions indicated by strikeout and additions indicated by brackets.

        In accordance with the amended and restated certificate of incorporation, Proposal 2 requires the affirmative vote of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of Directors. Under Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THIS PROPOSAL.

RATIFICATION OF APPOINTMENT OF AUDITORS
[PROPOSAL NO. 3]

        Deloitte & Touche LLP has been appointed by the Board of Directors as the auditors for the Company's financial statements for 2004. A representative of Deloitte & Touche is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders.

        Auditor Fees.    Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for the years ended December 31, 2003 and 2002, respectively, and were as follows:

  Audit Fees.    The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and for other attest services primarily related to financial accounting consultations, comfort letters and consents related to SEC and other registration statements and agreed-upon procedures were $14.4 million and $13.5 million, respectively.

  Audit-Related Fees.    The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2003 and 2002 were $6.9 million and $18.3 million, respectively. These fees relate primarily to due diligence pertaining to acquisitions, audits of employee benefit plans and accounting consultation for contemplated transactions for the fiscal years ended December 31, 2003 and December 31, 2002.

  Tax Fees.    The aggregate fees billed for tax services for the fiscal years ended December 31, 2003 and 2002 were $8.1 million and $8.4 million, respectively. These fees relate to tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002.

  All Other Fees.    The aggregate fees for services not included above were $0.6 million and $3.2 million, respectively, for the fiscal years ended December 31, 2003 and 2002. The fees in both years relate to services to improve business and operational processes.

        The Audit Committee considered the non-audit services provided by Deloitte & Touche and determined that the provision of such services was compatible with maintaining Deloitte & Touche's independence. The Audit Committee also adopted a policy prohibiting the Company from hiring Deloitte & Touche personnel at the manager or partner level who have been directly involved in performing auditing procedures or providing accounting advice to the Company.

        The Company's Audit Committee is responsible for appointing the Company's independent auditor and approving the terms of the independent auditor's services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below.

        The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its April 16, 2003 meeting and amended at the October 15, 2003 meeting. This policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the "Service List") anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.

        Services provided by the independent auditor during the ensuing fiscal year were pre-approved in accordance with the policies and procedures of the Audit Committee.

        Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

        On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services and fees for the fiscal year.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Deloitte & Touche during 2003 under such provision.

        Although stockholder action on this matter is not required, the appointment of Deloitte & Touche is being recommended to the stockholders for ratification. Pursuant to applicable Delaware law, the ratification of the appointment of auditors of the Company requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THIS PROPOSAL.

STOCKHOLDER PROPOSAL
[PROPOSAL NO. 4]

        Mr. Joseph G. Grogan Sr., 38 Saratoga Drive, Manalapan, New Jersey 07726, owner of approximately 1,000 shares of Common Stock, has given notice that he intends to present the following resolution at the Meeting:

  "Shareholders recommend the Board of Directors amend the bylaws to require that an independent director, who has not served as CEO of the Company, shall serve as Chairman of the Board of Directors. Nothing contained herein shall be construed as requesting the board to breach any contractual obligations.

  Support:

  The primary purpose of the Board of Directors is to protect shareholders' interest by providing independent oversight of management, including the CEO. Proponent believes that a separation of the roles of Chairman and CEO will benefit shareholders at our company.

  Andrew Grove, Chairman of Intel Corp. (while Craig Barrett is its CEO) is quoted in Business Week (11/11/02) as follows: "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?" We believe the current combination of Chairman and CEO roles is a conflict of interest because one of the Chairman's main functions is supposed to be monitoring executive job performance.

  Two-thirds of directors responding to a McKinsey & Co. survey favored splitting the roles of chairman and CEO. That survey was answered by 180 directors sitting on the boards of more than 500 U.S. companies.

  See www.mckinsey.com/practices/corporategovernance/PDF/DirectorOpinion.pdf.

  We believe that an independent Chairman will strengthen the Board's integrity and improve its oversight of management.

  Support this shareholder friendly proposal."

Board of Directors' Position

        The Board of Directors recommends a vote "AGAINST" the above proposal. The Board of Directors is committed to the highest standards of corporate conduct and governance standards to provide effective oversight of the Company on behalf of the Company's stockholders and to serve the long-term interests of all stockholders. The Board has implemented numerous corporate governance enhancements to ensure that the Company has an effective and independent Board. These corporate governance practices can be viewed on the "Investor Center—Corporate Governance" section of the Company's website at www.cendant.com. The Board currently believes that the current structure of the Board—with the Chief Executive Officer also serving as the Chairman of the Board—is in the best interests of the Company and its stockholders.

        The Board has created the role of an independent Presiding Director and requires each of the Compensation Committee, Audit Committee and Corporate Governance Committee to be comprised entirely of independent Directors under both the NYSE standards and the Company's more stringent independence standards. The Presiding Director and the committees report to the full Board and are instrumental in the Board's fulfillment of its oversight responsibility on behalf of the Company and its stockholders. Furthermore, in appointing Mr. Coleman, the Chairman of the Compensation Committee, as Presiding Director, the Board created a strong Presiding Director role, which made the splitting of the Chairman and CEO roles unnecessary. The Presiding Director role fills many of the responsibilities that would have been those of a non-executive chairman, such as chairing executive sessions of the Board, advising the Chairman and other committee chairs with respect to agendas and information needs relating to the Board and coordinating many of the activities of the Board. To further enhance open discussions by non-management members of the Board, the Board also implemented a policy where non-management directors meet separately in executive session without the Chairman and CEO present to discuss various issues following each regularly scheduled meeting of the Board. As a result, the Board determined that creating a strong Presiding Director role, together with executive sessions without the Chairman present, and continuing the combined Chief Executive Officer and Chairman role represents the optimal corporate governance approach for the Company.

        The Board believes that its oversight function is effective through maintaining an appropriate and independent composition of the Board in compliance with the NYSE governance standards and applicable laws and regulations, as well as the Company's more stringent internal standards of independence. Each year the Board is required to make a determination as to each Director's independence and report such findings to the Company's stockholders. In addition, the Board implemented a policy requiring the independence of at least two-thirds of its members and, currently, ten of the 15 directors are independent under both the NYSE governance standards and the Company's more stringent independence standards. It should be noted that the Chairman of the Board has no greater or lesser vote on matters considered by the Board than any other Director, and each Director is an equal participant in the major strategic and policy decisions of the Company. As a result, an independent Chairman does not add any value to a process that is currently effective in overseeing management and maintaining its independence. As a result the Board does not believe that splitting the Chairman and CEO roles will improve the Board's oversight function. In fact, the Board believes that splitting the role could lead to a risk of a divisive board and result in investor confusion regarding the leadership of the Company.

        Finally, Directors of the Company, including the Chairman, are bound by fiduciary obligations imposed by state law to serve the best interests of the Company's stockholders. Separating the positions of Chairman and Chief Executive Officer would not serve to enhance the fiduciary duties of any Director of the Company.

        The Board believes that it functions effectively with a Chairman that serves as the Company's CEO and that the oversight of the Company and its management are not compromised by having a single person serve as Chairman of the Board and Chief Executive Officer. In fact, the Board and the Company are strengthened by the presence of Mr. Silverman, who continues to provide strategic, operational and technical expertise, broad vision and a proven ability to lead the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "AGAINST" THIS PROPOSAL.

STOCKHOLDER PROPOSAL
[PROPOSAL NO. 5]

        The Catholic Equity Fund, 1100 West Wells Street, Milwaukee, Wisconsin 53233, owner of approximately 2,900 shares of the Company's common stock, has given notice of its intention to present the following resolution at the 2004 Annual Meeting. CRISTUS Health, 2600 North Loop West, Houston, Texas 77092, Congregation of the Divine Providence, P.O. Box 37345, San Antonio, Texas 78237, Providence Trust, 515 SW 24th Street, San Antonio, Texas 78297 and Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223 have indicated their intention to co-sponsor this proposal.

"WHEREAS:

U.S. CEO compensation is often excessive(1) and often tempts CEOs to undertake self-serving ventures(2) and often degrades long-term stock performance.(3) The ratio of average CEO pay to average-worker pay has skyrocketed from about 40 in 1980 to at least several hundred currently.(4)

Both Business Week and Forbes gave the Company their worst rankings in their studies of CEO compensation versus stock performance.(5) Another study shows the Company's 2002 CEO compensation to be 578 times the pay of an average U.S. worker.(6)

We believe that the system for compensating CEOs would markedly improve if companies would take three steps. First, restore a reasonable relationship to average-worker pay. Second, include company stock or options in the CEO's compensation only if the company provides that same type of compensation to all fulltime workers on a basis that would avoid increasing the pay gap. Third, link CEO compensation to meeting specific performance requirements that would mainly reflect the contributions of the CEO rather than of the work force or the economy in general.

In our opinion, a huge CEO-to-worker pay gap not only degrades worker and therefore company performance but also violates the dignity and worth of every human being that is the foundation of Catholic social teaching and common moral principles.

RESOLVED:    The shareholders urge the Board of Directors:

  •
  To limit the Compensation paid to the CEO in any fiscal year to no more than 100 times the average Compensation paid to the company's Non-Managerial Workers in the prior fiscal year, unless the shareholders have approved paying the CEO a greater amount;

  •
  In any proposal for shareholder approval, to provide that the CEO can receive more than the 100-times amount only if the company achieves one or more goals that would mainly reflect the CEO's contributions; and

  •
  In that proposal, to provide for grants to the CEO of stock options or other equity only if the company provides equity compensation to all fulltime employees such that they would participate proportionately in stock performance.

This proposal does not apply to compensation agreements presently in effect.

"Compensation" means salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and "other annual" and "all other compensation" as those categories are defined for proxy statement purposes.

"Non-Managerial Workers" means those employees of the company worldwide whose work would put them into the categories of Blue-Collar Occupations or Service Occupations or the Sales and Administrative Support components of White-Collar Occupations as used by the Bureau of Labor Statistics in its National Compensation Surveys.

Notes:

1.
Conference Board, 9/17/02 (quoting Greenspan: "infectious greed"), Business Week 4/22/02 ("simply out of hand").

2.
Edward M. Welch, "Justice In Executive Compensation", America 5/19/03.

3.
United For a Fair Economy, "The Bigger They Come, The Harder They Fall, http://www.ufenet.org/press/2001/Bigger_They_Come.pdf.

4.
Economist.com, Executive Pay, 10/9/03

5.
http://bwnt.businessweek.com/exec_comp/2003/index.asp; http://www.forbes.com/2003/04/23/ceoland.html

6.
AFL/CIO Executive Paywatch, www.aflcio.org"

Board Of Directors' Position

        The Board of Directors recommends a vote "AGAINST" the above proposal. The Board believes that adoption of this proposal would severely limit the Company's ability to attract, motivate, and retain the best leadership talent in today's competitive environment and in the future by capping the compensation that may be paid to the Chief Executive Officer. The Company must be able to offer integrated compensation programs that pay competitively and consistently with comparable companies, align executive compensation with stockholder interest, and link total compensation to Company and individual performance.

        The proposal would limit the Chief Executive Officer's compensation based on an arbitrary and formalistic mathematical formula that does not take into account the complex factors and analysis that must be considered in determining the appropriate compensation of a Chief Executive Officer. Such factors and analysis considered in arriving at a compensation amount include financial and other business goals of the Company as well as individual contributions and performance. The Compensation Committee, which is composed entirely of independent, non-employee directors, recognizes its responsibility to recommend executive compensation decisions that are in the best interest of the Company and the long-term interests of the Company's stockholders. The Board, which reviews and approves such compensation recommendations and the terms of any employment agreement entered into between the Company and its executive officers, agrees that executive compensation must be carefully evaluated. In entering into the amended and restated employment agreement with the current Chief Executive Officer (described more fully in the Compensation Committee Report on Executive Compensation contained in this proxy statement), the Compensation Committee and the Board devoted significant time and effort to assess the performance of the Company's Chief Executive Officer, and considered the Company's goals and objectives, performance and relative stockholder return, the value of similar incentive awards to executive officers at comparable companies, and awards made to the Chief Executive Officer in prior years to formulating the appropriate compensation terms of the Company's Chief Executive Officer.

        The Board believes that it is ultimately in our stockholders' best interest that this process not be subject to the limitations set forth in the proposed resolution. The proponent's arbitrary and formalistic pay cap proposal would restrict the Compensation Committee's role in engaging in the complex analysis necessary to determine appropriate compensation levels and remove from the Compensation Committee the flexibility to recognize significant accomplishments of an individual that may be critical to ensuring the long-term success of the Company. The proponent's restriction on granting the Chief Executive Officer equity awards would deprive the Company of needed flexibility in designing effective incentives to retain and properly incentivize the Chief Executive Officer. The Board believes that equity awards provide effective incentives to management and such awards are designed to align the interests of the Company's management and stockholders. Under the current employment agreement with the Chief Executive Officer, any award of stock options or other equity incentive award is in the discretion of the Compensation Committee. Under the previous employment agreement with the Chief Executive Officer, he had a contractual right to such awards. The Board believes that the elimination of such right in the current employment agreement demonstrates that the Board and the Company's management are continually evaluating and taking appropriate action with respect to executive compensation without the need for an arbitrary and formalistic mathematical formula to determine executive compensation levels.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "AGAINST" THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Edelman is of counsel to Paul, Hastings, Janofsky & Walker, LLP, a New York City law firm (successor to Battle Fowler). Paul, Hastings represented the Company in certain matters in 2003. It is expected that Paul, Hastings will continue to represent the Company in connection with certain matters from time to time in the future.

        Mr. Edelman is also a partner in Chartwell Hotels Associates ("Chartwell Hotels"). Chartwell Hotels currently owns an interest in 4 hotel properties franchised by wholly owned subsidiaries of the Company. During 2003, such hotel properties generated aggregate royalties of approximately $278,000 for the Company. In addition, Chartwell Hotels contributed marketing fund revenues of approximately $319,000 to the Company, which are required to be spent by the Company for marketing and reservation activities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2003.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2005 annual meeting of stockholders if they are received by the Company on or before November 28, 2004. Any proposal should be directed to the attention of the Corporate Secretary, Cendant Corporation, 9 West 57th Street, New York, New York 10019. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company's by-laws. In order for a proposal to be "timely" under the Company's by-laws, it must be received not less than sixty (60) days nor more than ninety (90) days before the 2005 annual meeting of stockholders; provided, however, in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, a proposal by the stockholders to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

ADDITIONAL INFORMATION

        Shareholders with Multiple Accounts.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cendant Corporation, 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.

        Admission Requirements for the Meeting.    Attendance at the Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is the Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations at Cendant Corporation, 9 West 57th Street, New York, New York 10019, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them on the Meeting date at the registration desk upon verifying his or her stock ownership as of the record date for the Meeting. In accordance with our security procedures, all persons attending the Meeting must present a picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

        Solicitation of Proxies.    The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by Directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Common Stock. The Company has retained Mellon Investor Services to aid in the solicitation of proxies. It is estimated that the fee for Mellon Investor Services will be approximately $11,500 plus reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.

        Electronic Access to Proxy Statement and Annual Report.    This proxy statement and our 2003 annual report may be viewed online at www.cendant.com. If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card, by following the instructions provided if you vote via the Internet or by telephone or by enrolling through our transfer agent's website at www.melloninvestor.com. If you choose this option, you will receive a proxy form in mid-March listing the web site locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your Cendant stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

By Order of the Board of Directors

ERIC J. BOCK Secretary

Dated: March     , 2004

Annex A

AUDIT COMMITTEE CHARTER

I.     Purpose of Audit Committee

        The purpose of the Audit Committee, which is part of the Board, shall be (a) to assist the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements, and (b) to prepare a report for inclusion in the Company's annual proxy statement, in accordance with applicable law, regulation and listing standards.

II.    Composition of Audit Committee

        The Audit Committee shall consist of not less than four members. Each member of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating/Corporate Governance Committee and shall satisfy the independence and expertise requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the "Act") as appropriate, including the rules and regulations promulgated by the Securities and Exchange Commission. To ensure that each Audit Committee member can devote the appropriate time to their oversight role, each member is limited to serving simultaneously on the audit committees of no more than three public companies.

        Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the Board.

III.  Authority and Responsibilities of Audit Committee

        The following are the responsibilities of the Audit Committee:

        A.    Independent Auditor

  •
  Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report.

  •
  Adopt and ensure compliance with a pre-approval policy with respect to services provided by the independent auditor.

  •
  The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

  •
  Review and, in its sole discretion, approve in advance the services and terms of all audit and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditor. Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee as shall be designated by the Audit Committee/the chairperson of the Audit Committee and the person(s) granting such approval shall report such approval to the Audit Committee at the next scheduled meeting.

  •
  At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, any required peer review, any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and the internal quality-control report of the independent auditor.

  •
  Discuss the foregoing report by the independent auditor to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the outside auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61, and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

  •
  Evaluate with the assistance of the Company's management, the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor and, if so determined by the Audit Committee, terminate the Company's engagement of the independent auditor.

        The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor to the Board.

        B.    Financial Reporting and Accounting Policies

  •
  Review the annual audited and quarterly financial statements with the Company's management, its Disclosure Committee and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certification as required by the Act.

  •
  Review any significant reporting issues and judgments made in connection with the Company's financial statements.

  •
  Review major issues regarding the Company's significant accounting principles, financial statement presentations and any changes thereto and the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company's management.

  •
  Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  •
  Make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

        C.    Audit Process of the Independent Auditor

  •
  Meet with the independent auditor prior to their commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.

  •
  Discuss with the independent auditor their required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company's accounting principles as applied in its financial reporting.

  •
  Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:

  •
  All critical accounting policies and practices;

  •
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    Other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

        D.    Internal Audit Function

  •
  Review and advise on the appointment and replacement of the head of the internal Corporate Audit Staff, the adequacy and qualifications of the internal Corporate Audit Staff and the responsibilities and budget of the Company's internal audit function.

  •
  Review, periodically, with the independent auditor, the budget, staffing and responsibilities of the internal audit function.

  •
  Review any significant reports or summaries thereof to the Company's management prepared by the internal Corporate Audit Staff and the responses of the Company's management.

  •
  Review and evaluate with the Company's management, internal Corporate Audit Staff and the independent auditor the adequacy of internal controls that could significantly affect the Company's financial statements.

        E.    Legal Matters

  •
  Review with the Company's General Counsel and management legal matters that may have a material impact on the Company's financial statements, its Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  •
  Recommend, review and update periodically a Code of Business Conduct and Ethics and ensure that management has established a system to enforce this Code. Ensure that the Code is in compliance with all applicable rules and regulations.

  •
  Review management's monitoring of the Company's compliance with the organization's Code of Business Conduct and Ethics, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports, and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

        F.    Evaluation

  •
  On an annual basis, the Audit Committee shall evaluate its performance relative to the Audit Committee's purpose, duties and responsibilities, as described by this Charter. A discussion of these findings shall take place at least annually at the first meeting of the Audit Committee.

  •
  The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

        G.    Other Matters

  •
  Establish clear hiring policies, compliant with governing laws or regulations for employees or former employees of the independent auditor.

  •
  Discuss the Company's earnings press releases, including review of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

  •
  Discuss the Company's policies with respect to risk assessment and risk management, including the Company's major financial accounting and risk exposures and the steps management has undertaken to control them.

  •
  Submit the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  •
  Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

  •
  Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV.    Meetings of the Audit Committee

        The Audit Committee shall meet at least six times per year, or more frequently as circumstances require.

        The Audit Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, at a minimum, after each scheduled meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board of Directors of the Company.

        The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        Periodically, the Audit Committee shall meet with the Company's management, members of the Company's internal Corporate Audit Staff and with the independent auditor in separate sessions.

V.     Resources of the Audit Committee

        The Audit Committee shall have the authority, following notice to the Chairman of the Board to retain and compensate legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.

VI.   Other

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor.

Annex B

By-Law Amendment

ARTICLE III.
Directors

SECTION 1.    Number, Election and Terms.

        The number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three. [From and after the annual meeting of stockholders to be held in 2004,] the Directors shall ~~be classified, with respect to to time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to~~  hold office ~~initially~~ for a term expiring at the annual meeting of stockholders to be held in [the year following their election] ~~1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting to be held in 1988~~, with [each] ~~the~~ member ~~of each class~~ to hold office until their successors are elected and qualified[; provided that the term of any Director appointed prior to the annual meeting of stockholders to be held in 2004 shall be unaffected.] At each annual meeting of stockholders, the successors of the ~~class of~~ Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the ~~third~~ year following the year of their election.

        The term "entire Board" as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

        Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 2.    Newly Created Directorships and Vacancies.

        Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from [the] death, resignation, disqualification, [or] removal ~~or other cause~~ [of a director] shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any

B-1

Directors elected [(a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy and (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders.] ~~in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred~~ and[, in each case,] until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 3.    Removal.

        Any Director may be removed from office, [with or] without cause, only by the affirmative vote of the holders of [a majority] of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

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Annex C

Certificate of Incorporation Amendment

        9.     For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:

          b.     Number, Election and Terms of Directors.    The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. [From and after the annual meeting of stockholders to be held in 2004,] the Directors shall ~~be classified, with respect to the time for which they several~~ hold office ~~into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to hold office initiially~~ for a term expiring at the annual meeting of stockholders to be held in [the year following the year of their election] ~~1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of sotkcholders to be held in 1998~~, with the members ~~of each class~~ to hold office until their successors are elected and qualified[; provided that the term of any Director appointed prior to the annual meeting of stockholders held in 2004 shall be unaffected.] At each annual meeting of the stockholders of the Corporation, the ~~successors to the class of~~ Directors whose term expires at that meeting shall be elected to ~~the~~ office for a term expiring at the annual meeting of stockholders held in the ~~third~~ year following the year of their election.

          d.     Newly Created Directorship and Vacancies.    Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from [the] death, resignation, disqualification, [or] removal [of a director] ~~or other cause~~ shall be filled solely by the affirmative vote of the majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected [(a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy or (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders] ~~in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors for whicch the new directorship was created or the vacancy occurred~~ and [, in each case,] until such Director's successors shall have become elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          e.     Removal of Directors.    Any Director may be removed from office [with or] without cause only by the affirmative vote of the holders of ~~80%~~ [a majority] of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors voting together as a single class.

          g.     By-Law Amendments.    The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Sections 1, 2 and 3 of Article II [of the By-Laws] ~~and Sections 1, 2 and 3 of Article III of the By-Laws~~ shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class [and Sections 1, 2 and 3 of Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the

C-1

  holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.]

          h.     Amendment, Repeal.    Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with, or repeal, Article 9 [a., c., d., f., g., or h.]

C-2

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors Nominees:	FOR all nominees listed except as indicated	WITHHOLD AUTHORITY to vote for all nominees	THE BOARD OF DIRECTORS OF CENDANT RECOMMENDS A VOTE FOR PROPOSAL 3.
						FOR	AGAINST	ABSTAIN
	01 The Right Honourable Brian Mulroney, 02 Ronald L. Nelson, 03 Robert W. Pittman, 04 Myra J. Biblowit, 05 Sheli Z. Rosenberg	☐	☐	3.	To ratify and approve the appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the year ending December 31, 2004.	☐	☐	☐
For all nominees, except vote withheld from the following				THE BOARD OF DIRECTORS OF CENDANT RECOMMENDS A VOTE AGAINST PROPOSAL 4.
THE BOARD OF DIRECTORS OF CENDANT RECOMMENDS A VOTE FOR PROPOSAL 2.						FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN	4.	Stockholder proposal regarding the separation of the offices of Chief Executive Officer and Chairman.	☐	☐	☐
2.	To approve amendments to the Articles of Incorporation and By-laws of the Company to eliminate classification of the Board of Directors of the Company. ☐	☐	☐
THE BOARD OF DIRECTORS OF CENDANT RECOMMENDS A VOTE AGAINST PROPOSAL 5.
				5.	Stockholder proposal regarding Chief Executive Officer compensation.	FOR	AGAINST	ABSTAIN
						☐	☐	☐

					I Plan to attend the Meeting			☐

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Signature _________________________________ Signature _________________________________ Date: ______________

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Internet www.eproxy.com/cd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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CENDANT CORPORATION

Proxy Solicited by the Board of Directors for the Annual Meeting
of Stockholders to be held on April 20, 2004

     The undersigned stockholder of Cendant Corporation (“Cendant”) hereby appoints Henry R. Silverman, James E. Buckman and Eric J. Bock, and each of them individually, with full power of substitution, attorneys and proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Cendant (“Cendant Common Stock”) which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York 10017, April 20, 2004, at 3:00 p.m. New York Time and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 1, 2004, and the accompanying Proxy Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS FOR THE NAMED NOMINEES, FOR PROPOSALS 2 and 3 AND AGAINST PROPOSALS 4 AND 5.

(Continued and to be signed on reverse side please mark, sign, date and return this proxy using the enclosed envelope.)

See Reverse Side

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

CENDANT CORPORATION

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing, signing and returning your proxy (attached above) to Mellon Investor Services LLC in the enclosed postage-paid envelope. We urge you to return your proxy as soon as possible. AS AN ALTERNATIVE TO COMPLETING THIS FORM, YOU MAY ENTER YOUR VOTE INSTRUCTIONS BY TELEPHONE, (1-800-435-6710) or VIA THE INTERNET AT WWW.EPROXY.COM/CD AND FOLLOW THE SIMPLE INSTRUCTIONS. Thank you for your attention to this important matter.

ADMISSION TICKET

CENDANT CORPORATION

2004 Annual Meeting of Stockholders

Tuesday, April 20, 2004
3:00 P.M.

Grand Hyatt New York
Park Avenue at Grand Central Station
New York, New York 10017

NON-TRANSFERABLE	NON-TRANSFERABLE

QuickLinks

TABLE OF CONTENTS
NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2004
BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
Compensation Committee Report on Executive Compensation
COMPARISON OF 11 YEAR CUMULATIVE TOTAL RETURN
AUDIT COMMITTEE Robert F. Smith, Chairman Cheryl Mills Pauline D.E. Richards Sheli Z. Rosenberg
PROPOSALS TO BE VOTED ON AT MEETING
ELECTION OF DIRECTORS [PROPOSAL NO. 1]
BOARD DECLASSIFICATION PROPOSAL [PROPOSAL NO. 2]
RATIFICATION OF APPOINTMENT OF AUDITORS [PROPOSAL NO. 3]
STOCKHOLDER PROPOSAL [PROPOSAL NO. 4]
STOCKHOLDER PROPOSAL [PROPOSAL NO. 5]
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
ADDITIONAL INFORMATION
Annex A
AUDIT COMMITTEE CHARTER
Annex B By-Law Amendment ARTICLE III. Directors
Annex C Certificate of Incorporation Amendment